Filed Pursuant to Rule 424(b)(3)
Registration No. 333-253146

Prospectus Supplement No. 3

(to Prospectus dated June 29, 2021)

UPHEALTH, INC.

3,000,000 Shares of Common Stock

This prospectus supplement (this “Supplement No. 3”) relates to the prospectus dated June 29, 2021 (as amended from time to time, the “Prospectus”), related to the resale from time to time by the selling stockholders named in the Prospectus or their permitted transferees of up to 3,000,000 shares of common stock, par value $0.0001 per share, of UpHealth, Inc., a Delaware corporation that was formerly named GigCapital2, Inc. (“UpHealth” or the “Company,” and with respect to historical periods, events and actions, “GigCapital2”), which were issued in a private placement pursuant to the terms of the PIPE Subscription Agreements (as defined in the Prospectus) in connection with, and as part of the consideration for, the Business Combinations (as described in the Prospectus) that closed on June 9, 2021.

The purpose of this Supplement No. 3 is to update and supplement the information in the Prospectus with respect to the information contained in the following reports of the Company:

•	The Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (“SEC”) on October 25, 2021, which is attached hereto.

•	The Company’s Current Report on Form 8-K as filed with the SEC on October 5, 2021, which is attached hereto.

This Supplement No. 3 updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Supplement No. 3 should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this Supplement No. 3, you should rely on the information in this Supplement No. 3.

Our common stock is currently listed on the New York Stock Exchange and trades under the symbol “UPH.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 24 of the Prospectus and in any applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or this Supplement No. 3 or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 2, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 19, 2021

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(312) 618-1322

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Offer of Employment for Chief Operating Officer

On October 19, 2021, Al Gatmaitan accepted an offer of employment approved by the board of directors (the “Board”) of UpHealth, Inc., a Delaware corporation (the “Company”), upon recommendation by the Compensation Committee of the Board (the “Compensation Committee”) to be employed by the Company as its Chief Operating Officer, and entered into a letter agreement reflecting the terms of such offer of employment (the “Employment Offer Letter”). As provided for in the Employment Offer Letter, Mr. Gatmaitan shall report to the Chief Executive Officer of the Company.

Under the terms of the Employment Offer Letter, the Company shall pay Mr. Gatmaitan a base salary at the initial annualized rate of $300,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “COO Base Salary”). Such COO Base Salary shall be paid in accordance with the Company’s standard payroll practice. The COO Base Salary shall be retroactive to June 9, 2021, and will be reviewed annually and Mr. Gatmaitan shall be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary shall become the COO Base Salary for purposes of the Employment Offer Letter. Any material reduction in the COO Base Salary of Mr. Gatmaitan, without his written consent, may be deemed grounds for resignation by him for COO Good Reason (as such term is defined below). Mr. Gatmaitan shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees, including unlimited paid time off subject to the terms and conditions of the Company’s PTO Policy.

Mr. Gatmaitan shall be eligible for an annual discretionary bonus (hereinafter referred to as the “COO Bonus”) with a target amount of 75% of the COO Base Salary, subject to standard deductions and withholdings, based on the Board’s determination, in good faith, as to whether such performance milestones as are established by the Board or the Compensation Committee (hereinafter referred to as the “Performance Milestones”) have been achieved. The Performance Milestones for Mr. Gatmaitan will be based on certain factors including, but not limited to, Mr. Gatmaitan’s performance and the Company’s performance and shall be consistent with the methodology for other C-suite executives. The COO Bonus target will be reviewed annually and may be adjusted by the Board or the Compensation Committee in its discretion. Mr. Gatmaitan must be employed on the date the COO Bonus is paid to be eligible for the COO Bonus, subject to the termination provisions thereof. The COO Bonus shall be paid during the calendar year following the performance calendar year.

As an inducement to Mr. Gatmaitan’s commencement of employment with the Company, the Board approved on October 20, 2021, upon the recommendation of the Compensation Committee, the grant of restricted stock units (“RSUs”) pursuant to and subject to the terms of the Company’s 2021 Equity Incentive Plan (the “2021 Equity Plan”). The amount and vesting terms of the RSUs granted to Mr. Gatmaitan are described below under “Restricted Stock Unit Awards.” In addition, Mr. Gatmaitan will be eligible to receive any additional grants of equity awards under the 2021 Equity Plan or any successor plan, as determined at the sole discretion of the Compensation Committee.

Mr. Gatmaitan’s employment with the Company is “at will” and is terminable by the Company at any time and for any reason or no reason, including as a result of his death or “Complete Disability” (as such term is defined in the Employment Offer Letter), and with or without COO Cause (as defined below). Mr. Gatmaitan may terminate his employment with the Company at any time and for any reason or no reason, including with or without COO Good Reason.

“COO Cause” for the Company to terminate Mr. Gatmaitan’s employment shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board or a committee designated by the Board: (i) Mr. Gatmaitan’s gross negligence or willful failure to substantially perform his duties and responsibilities to the Company or willful and deliberate violation of a Company policy; (ii) Mr. Gatmaitan’s conviction of a felony or Mr. Gatmaitan’s commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude that is likely to inflict or has inflicted injury on the business of the Company, to be determined in the sole discretion of the Company; (iii) Mr. Gatmaitan’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party that Mr. Gatmaitan owes an obligation of nondisclosure as a result of Mr. Gatmaitan’s relationship with the Company; and (iv) Mr. Gatmaitan’s willful and deliberate breach of the Employment Offer Letter that causes or could reasonably be expected to cause material injury to the business of the Company.

“COO Good Reason” for Mr. Gatmaitan to terminate his employment shall mean the occurrence of any of the following events without his consent: (i) a material reduction in Mr. Gatmaitan’s duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction, excluding having the same title, duties, authority and responsibilities at a subsidiary level following a Change in Control (as such term is defined in the Employment Offer Letter); (ii) the relocation of Mr. Gatmaitan’s primary work location to a point more than fifty miles from Houston, Texas that requires a material increase in Mr. Gatmaitan’s one-way driving distance; (iii) a material reduction by the Company of the COO Base Salary or annual target COO Bonus opportunity, without the written consent of Mr. Gatmaitan, as initially set forth in the Employment Offer Letter or as the same may be increased from time to time pursuant to the Employment Offer Letter, except for across-the-board salary reductions implemented prior to a Change in Control which are implemented based on the Company’s financial performance and similarly affecting all or substantially all senior management employees of the Company; and (iv) a material breach by the Company of the terms of the Employment Offer Letter. Provided, however, that such termination by Mr. Gatmaitan shall only be deemed for COO Good Reason pursuant to the foregoing definition if (i) the Company is given written notice from Mr. Gatmaitan within sixty days following the first occurrence of the condition that he considers to constitute COO Good Reason describing the condition and the Company fails to satisfactorily remedy such condition within thirty days following such written notice, and (ii) Mr. Gatmaitan terminates employment within thirty days following the end of the period within which the Company was entitled to remedy the condition constituting COO Good Reason but failed to do so.

If Mr. Gatmaitan’s employment shall be terminated by the Company for COO Cause, or if Mr. Gatmaitan terminates employment hereunder without COO Good Reason, or terminates due to Mr. Gatmaitan’s death or Complete Disability, or for any other reason other than due to a termination without COO Cause or COO Good Reason resignation, the Company shall pay the COO Base Salary, earned and unpaid COO Bonuses, accrued but unpaid business expenses and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination (the “COO Accrued Amounts”), less standard deductions and withholdings. If the Company terminates Mr. Gatmaitan’s employment without COO Cause or Mr. Gatmaitan terminates his employment for COO Good Reason, and a Change in Control Trigger (as defined below) has not occurred, the Company shall pay the COO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty days after the date of termination. In addition, subject to the limitations stated in the Employment Offer Letter and upon Mr. Gatmaitan’s furnishing to the Company an executed waiver and release of claims (in a form satisfactory to the Company) (the “Release”) and Mr. Gatmaitan continuing to comply with his obligations pursuant to the Proprietary Information and Inventions Agreement attached as an exhibit to the Employment Offer Letter and entered into by him concurrently with the entry into the Employment Offer Letter, (a) the equivalent of the COO Base Salary in effect at the time of termination will continue to be paid for a period of one month following the date of termination (hereinafter referred to as the “Non Change in Control Severance Period”), less standard deductions and withholdings, to be paid in equal installments during the Non Change in Control Severance Period according to the Company’s regular payroll practices; and (b) continued coverage under the Company’s medical, dental, life and disability insurance until the earlier of either (i) the last day of the Non Change in Control Severance Period or, (ii) the date on which Mr. Gatmaitan begins full-time employment with another company or business entity which offers comparable health insurance coverage to Mr. Gatmaitan. If the Company (or its successor) terminates Mr. Gatmaitan’s employment without COO Cause or Mr. Gatmaitan terminates his employment for COO Good Reason within the period commencing three months immediately prior to a Change in Control of the Company and ending twelve months immediately following a Change in Control of the Company (a “Change in Control Trigger”), Mr. Gatmaitan shall receive the COO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty days after the date of termination. In addition, subject to the limitations stated in the Employment Offer Letter Agreement and upon Mr. Gatmaitan’s furnishing to the Company (or its successor) an executed Release, (a) the equivalent of the COO Base Salary in effect at the time of termination will continue to be paid for a period of twelve months following the date of termination (hereinafter referred to as the “Change in Control Severance Period”), less standard deductions and withholdings, to be paid in equal installments during the Change in Control Severance Period according to the Company’s regular payroll practices; (b) one times the target COO Bonus in effect at the time of termination, or if none, one times the last target COO Bonus in effect for Mr. Gatmaitan, less standard deductions and withholdings, to be paid in a lump sum; and (c) continued coverage under the Company’s medical, dental, life and disability insurance for the Change in Control Severance Period. In addition, in the event that Mr. Gatmaitan’s employment is terminated without COO Cause or for COO Good Reason and a Change in Control Trigger has occurred, the vesting of any Time-Based Vesting Equity Awards (as defined below) shall be fully accelerated such that on the effective date of such termination (or if later, the date of the Change in Control) 100% of any Time-Based Vesting Equity Awards granted to Mr. Gatmaitan prior to such termination shall be fully vested and immediately exercisable, if applicable, by Mr. Gatmaitan.

If any payment or benefit Mr. Gatmaitan would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for Mr. Gatmaitan. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

The Proprietary Information and Inventions Agreement entered into by Mr. Gatmaitan pursuant to the terms of, and concurrently with, the Employment Offer Letter, relates to the protection of confidential information of the Company and the ownership by the Company of proprietary information and patents and other intellectual property.

The foregoing summary of the terms and conditions of the Employment Offer Letter and the Proprietary Information and Inventions Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Offer Letter and the Proprietary Information and Inventions Agreement, which are included as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Employment Agreement with Chief Executive Officer

On October 23, 2021, Dr. Ramesh Balakrishnan and the Company entered into an employment agreement (the “CEO Employment Agreement”), on terms approved by the Board following the recommendation of the Compensation Committee, for Dr. Balakrishnan to be employed as the Chief Executive Officer of the Company. As provided for in the CEO Employment Agreement, Dr. Balakrishnan shall report to the Board.

Under the terms of the CEO Employment Agreement, the Company shall pay Dr. Balakrishnan a base salary at the initial annualized rate of $408,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “CEO Base Salary”). Such CEO Base Salary shall be paid in accordance with the Company’s standard payroll practice. The CEO Base Salary shall be retroactive to June 9, 2021, and will be reviewed annually and Dr. Balakrishnan shall be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary shall become the CEO Base Salary for purposes of the CEO Employment Agreement. Any material reduction in the CEO Base Salary of Dr. Balakrishnan, without his written consent, may be deemed grounds for resignation by him for CEO Good Reason (as such term is defined below). Dr. Balakrishnan shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees, including unlimited paid time off subject to the terms and conditions of the Company’s PTO Policy.

Dr. Balakrishnan shall be eligible for an annual discretionary bonus (hereinafter referred to as the “CEO Bonus”) with a target amount of 100% of the CEO Base Salary, subject to standard deductions and withholdings, based on the Board’s determination, in good faith, as to whether Performance Milestones have been achieved. The Performance Milestones for Dr. Balakrishnan will be based on certain factors including, but not limited to, Dr. Balakrishnan’s performance and the Company’s performance and shall be consistent with the methodology for other C-suite executives. The CEO Bonus target will be reviewed annually and may be adjusted by the Board or the Compensation Committee in its discretion. Dr. Balakrishnan must be employed on the date the CEO Bonus is paid to be eligible for the CEO Bonus, subject to the termination provisions thereof. The CEO Bonus shall be paid during the calendar year following the performance calendar year.

As an inducement to Dr. Balakrishnan’s commencement of employment with the Company, the Board approved on October 20, 2021, upon the recommendation of the Compensation Committee, the grant of RSUs pursuant to and subject to the terms of the 2021 Equity Plan. The amount and vesting terms of the RSUs granted to Dr. Balakrishnan are described below under “Restricted Stock Unit Awards.” In addition, Dr. Balakrishnan will be eligible to receive any additional grants of equity awards under the 2021 Equity Plan or any successor plan, as determined at the sole discretion of the Compensation Committee.

Dr. Balakrishnan’s employment with the Company is “at will” and is terminable by the Company at any time and for any reason or no reason, including as a result of his death or “Complete Disability” (as such term is defined in the CEO Employment Agreement), and with or without CEO Cause (as such term is defined below). Dr. Balakrishnan may terminate his employment with the Company at any time and for any reason or no reason, including with or without CEO Good Reason.

“CEO Cause” for the Company to terminate Dr. Balakrishnan’s employment shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board or a committee designated by the Board: (i) Dr. Balakrishnan’s gross negligence or willful failure to substantially perform his duties and responsibilities to the Company or willful and deliberate violation of a Company policy; (ii) Dr. Balakrishnan’s conviction of a felony or Dr. Balakrishnan’s commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude that is likely to inflict or has inflicted injury on the business of the Company, to be determined in the sole discretion of the Company; (iii) Dr. Balakrishnan’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party that Dr. Balakrishnan owes an obligation of nondisclosure as a result of Dr. Balakrishnan’s relationship with the Company; and (iv) Dr. Balakrishnan’s willful and deliberate breach of the CEO Employment Agreement that causes or could reasonably be expected to cause material injury to the business of the Company.

“CEO Good Reason” for Dr. Balakrishnan to terminate his employment shall mean the occurrence of any of the following events without his consent: (i) a material adverse change in the Executive’s title or a material reduction in Dr. Balakrishnan’s duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction; (ii) the relocation of Dr. Balakrishnan’s primary work location to a point more than fifty miles from San Francisco, California; (iii) a material reduction by the Company of the CEO Base Salary or annual target CEO Bonus opportunity, without the written consent of Dr. Balakrishnan, as initially set forth in the CEO Employment Agreement or as the same may be increased from time to time pursuant to the CEO Employment Agreement, except for across-the-board salary reductions implemented prior to a Change in Control (as such term is defined in the CEO Employment Agreement) which are implemented based on the Company’s financial performance and similarly affecting all or substantially all senior management employees of the Company; and (iv) a material breach by the Company of the terms of the CEO Employment Agreement. Provided, however, that such termination by Dr. Balakrishnan shall only be deemed for CEO Good Reason pursuant to the foregoing definition if (i) the Company is given written notice from Dr. Balakrishnan within sixty days following the first occurrence of the condition that he considers to constitute CEO Good Reason describing the condition and the Company fails to satisfactorily remedy such condition within thirty days following such written notice, and (ii) Dr. Balakrishnan terminates employment within thirty days following the end of the period within which the Company was entitled to remedy the condition constituting CEO Good Reason but failed to do so.

If Dr. Balakrishnan’s employment shall be terminated by the Company for CEO Cause, or if Dr. Balakrishnan terminates employment hereunder without CEO Good Reason, or terminates due to Dr. Balakrishnan’s death or Complete Disability, or for any other reason other than due to a termination without CEO Cause or CEO Good Reason resignation, the Company shall pay the CEO Base Salary, accrued but unpaid business expenses and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination (the “CEO Accrued Amounts”), less standard deductions and withholdings. If the Company terminates Dr. Balakrishnan’s employment without CEO Cause or Dr. Balakrishnan terminates his employment for CEO Good Reason, and a Change in Control Trigger has not occurred, the Company shall pay the CEO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty days after the date of termination. In addition, subject to the limitations stated in the CEO Employment Agreement and upon Dr. Balakrishnan’s furnishing to the Company an executed Release and Dr. Balakrishnan continuing to comply with his obligations pursuant to the Proprietary Information and Inventions Agreement attached as an exhibit to the CEO Employment Agreement and entered into by him concurrently with the entry into the CEO Employment Agreement, (a) the equivalent of one times the annual CEO Base Salary in effect at the time of termination, less standard deductions and withholdings, will be paid in a lump sum on the first regular payroll date following the effectiveness of the Release; (b) Dr. Balakrishnan shall also be paid a pro-rated portion of his target CEO Bonus amount for the year of termination, if any such CEO Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course when determinations are made for all officers and employees of the Company based upon the metrics associated with such CEO Bonus (the “Bonus Determination Date”) (pro-rated based upon the portion of the calendar year that Dr. Balakrishnan was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten days after the Bonus Determination Date, and (c) continued coverage under the Company’s medical, dental, life and disability insurance until the earlier of either (i) the end of twelve months following the termination date, or, (ii) the date on which Dr. Balakrishnan begins full-time employment with another company or business entity which offers comparable health insurance coverage to Dr. Balakrishnan. If the Company (or its successor) terminates Dr. Balakrishnan’s employment without CEO Cause or Dr. Balakrishnan terminates his employment for CEO Good Reason and there is a Change in Control Trigger, Dr. Balakrishnan shall receive the CEO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty days after the date of termination. In addition, subject to the limitations stated in the CEO Employment Agreement and upon Dr. Balakrishnan’s furnishing to the Company (or its successor) an executed Release, (a) the equivalent of one times the annual CEO Base Salary in effect at the time of termination, less standard deductions and withholdings, will be paid in a lump sum on the first regular payroll date following the effectiveness of the Release; (b) (i) an amount equal to one times the target CEO Bonus for the year of termination, or if none, one times the last target CEO Bonus in effect for Dr. Balakrishnan, less standard deductions and withholdings, shall be paid to Dr. Balakrishnan in a lump sum on the first regular payroll date following the effectiveness of the Release, plus (ii) a pro-rated portion of the target CEO Bonus amount for the year of termination, if any, provided such CEO Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course on the Bonus Determination Date based upon the metrics associated with such CEO Bonus (pro-rated based upon the portion of the calendar year that Dr. Balakrishnan was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten days after the Bonus Determination Date; and (c) continued coverage under the Company’s medical, dental, life and disability insurance for the Change in Control Severance Period. In addition, in the event that Dr. Balakrishnan’s employment is terminated without CEO Cause or for CEO Good Reason and a Change in Control Trigger has not occurred, or in the event of Dr. Balakrishnan’s death or Complete Disability, the vesting of any Time-Based Vesting Equity Awards shall be fully accelerated such that on the effective date of such termination 100% of any Time-Based Vesting Equity Awards granted to Dr. Balakrishnan prior to such termination shall be fully vested and immediately exercisable, if applicable, by Dr. Balakrishnan. Furthermore, in the event that Dr. Balakrishnan’s employment is terminated without CEO Cause or for CEO Good Reason and a Change in Control Trigger has occurred, the vesting of any Time-Based Vesting Equity Awards shall be fully accelerated such that on the effective date of such termination (or if later, the date of the Change in Control) 100% of any Time-Based Vesting Equity Awards granted to Dr. Balakrishnan prior to such termination shall be fully vested and immediately exercisable, if applicable, by Dr. Balakrishnan.

If any Payment Dr. Balakrishnan would receive pursuant to a Change in Control from the Company or otherwise would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the Excise Tax, then such Payment shall be equal to the Reduced Amount. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for Dr. Balakrishnan. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

The Proprietary Information and Inventions Agreement entered into by Dr. Balakrishnan pursuant to the terms of, and concurrently with, the CEO Employment Agreement, relates to the protection of confidential information of the Company and the ownership by the Company of proprietary information and patents and other intellectual property.

The foregoing summary of the terms and conditions of the CEO Employment Agreement and the Proprietary Information and Inventions Agreement is not complete and is qualified in its entirety by reference to the full text of the CEO Employment Agreement and the Proprietary Information and Inventions Agreement, which are included as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Employment Agreement with Chief Financial Officer

On October 24, 2021, Martin Beck and the Company entered into an employment agreement (the “CFO Employment Agreement”), on terms approved by the Board following the recommendation of the Compensation Committee, for Mr. Beck to be employed as the Chief Financial Officer of the Company. As provided for in the CFO Employment Agreement, Mr. Beck shall report to the Chief Executive Officer of the Company.

Under the terms of the CFO Employment Agreement, the Company shall pay Mr. Beck a base salary at the initial annualized rate of $350,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “CFO Base Salary”). Such CFO Base Salary shall be paid in accordance with the Company’s standard payroll practice. The CFO Base Salary shall be retroactive to June 9, 2021, and will be reviewed annually and Mr. Beck shall be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary shall become the CFO Base Salary for purposes of the CFO Employment Agreement. Any material reduction in the CFO Base Salary of Mr. Beck, without his written consent, may be deemed grounds for resignation by him for CFO Good Reason (as such term is defined below). Mr. Beck shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees, including unlimited paid time off subject to the terms and conditions of the Company’s PTO Policy.

Mr. Beck shall be eligible for an annual discretionary bonus (hereinafter referred to as the “CFO Bonus”) with a target amount of 75% of the CFO Base Salary, subject to standard deductions and withholdings, based on the Board’s determination, in good faith, as to whether Performance Milestones have been achieved. The Performance Milestones for Mr. Beck will be based on certain factors including, but not limited to, Mr. Beck’s performance and the Company’s performance and shall be consistent with the methodology for other C-suite executives. The CFO Bonus target will be reviewed annually and may be adjusted by the Board or the Compensation Committee in its discretion. Mr. Beck must be employed on the date the CFO Bonus is paid to be eligible for the CFO Bonus, subject to the termination provisions thereof. The CFO Bonus shall be paid during the calendar year following the performance calendar year.

As an inducement to Mr. Beck’s commencement of employment with the Company, the Board approved on October 20, 2021, upon the recommendation of the Compensation Committee, the grant of RSUs pursuant to and subject to the terms of the 2021 Equity Plan. The amount and vesting terms of the RSUs granted to Mr. Beck are described below under “Restricted Stock Unit Awards.” In addition, Mr. Beck will be eligible to receive any additional grants of equity awards under the 2021 Equity Plan or any successor plan, as determined at the sole discretion of the Compensation Committee.

Mr. Beck’s employment with the Company is “at will” and is terminable by the Company at any time and for any reason or no reason, including as a result of his death or “Complete Disability” (as such term is defined in the CFO Employment Agreement), and with or without CFO Cause (as such term is defined below). Mr. Beck may terminate his employment with the Company at any time and for any reason or no reason, including with or without CFO Good Reason.

“CFO Cause” for the Company to terminate Mr. Beck’s employment shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board or a committee designated by the Board: (i) Mr. Beck’s gross negligence or willful failure to substantially perform his duties and responsibilities to the Company or willful and deliberate violation of a Company policy; (ii) Mr. Beck’s conviction of a felony or Mr. Beck’s commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude that is likely to inflict or has inflicted injury on the business of the Company, to be determined in the sole discretion of the Company; (iii) Mr. Beck’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party that Mr. Beck owes an obligation of nondisclosure as a result of Mr. Beck’s relationship with the Company; and (iv) Mr. Beck’s willful and deliberate breach of the CFO Employment Agreement that causes or could reasonably be expected to cause material injury to the business of the Company.

“CFO Good Reason” for Mr. Beck to terminate his employment shall mean the occurrence of any of the following events without his consent: (i) a material adverse change in the Executive’s title or a material reduction in Mr. Beck’s duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction; (ii) the relocation of Mr. Beck’s primary work location to a point more than fifty miles from Delray Beach, Florida; (iii) a material reduction by the Company of the CFO Base Salary or annual target CFO Bonus opportunity, without the written consent of Mr. Beck, as initially set forth in the CFO Employment Agreement or as the same may be increased from time to time pursuant to the CFO Employment Agreement, except for across-the-board salary reductions implemented prior to a Change in Control (as such term is defined in the CFO Employment Agreement) which are implemented based on the Company’s financial performance and similarly affecting all or substantially all senior management employees of the Company; and (iv) a material breach by the Company of the terms of the CFO Employment Agreement. Provided, however, that such termination by Mr. Beck shall only be deemed for CFO Good Reason pursuant to the foregoing definition if (i) the Company is given written notice from Mr. Beck within sixty days following the first occurrence of the condition that he considers to constitute CFO Good Reason describing the condition and the Company fails to satisfactorily remedy such condition within thirty days following such written notice, and (ii) Mr. Beck terminates employment within thirty days following the end of the period within which the Company was entitled to remedy the condition constituting CFO Good Reason but failed to do so.

If Mr. Beck’s employment shall be terminated by the Company for CFO Cause, or if Mr. Beck terminates employment hereunder without CFO Good Reason, or terminates due to Mr. Beck’s death or Complete Disability, or for any other reason other than due to a termination without CFO Cause or CFO Good Reason resignation, the Company shall pay the CFO Base Salary, accrued but unpaid business expenses and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination (the “CFO Accrued Amounts”), less standard deductions and withholdings. If the Company terminates Mr. Beck’s employment without CFO Cause or Mr. Beck terminates his employment for CFO Good Reason, and a Change in Control Trigger has not occurred, the Company shall pay the CFO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty days after the date of termination. In addition, subject to the limitations stated in the CFO Employment Agreement and upon Mr. Beck’s furnishing to the Company an executed Release and Mr. Beck continuing to comply with his obligations pursuant to the Proprietary Information and Inventions Agreement attached as an exhibit to the CFO Employment Agreement and entered into by him concurrently with the entry into the CFO Employment Agreement, (a) the equivalent of one times the annual CFO Base Salary in effect at the time of termination, less standard deductions and withholdings, will be paid in a lump sum on the first regular payroll date following the effectiveness of the Release; (b) Mr. Beck shall also be paid a pro-rated portion of his target CFO Bonus amount for the year of termination, if any such CFO Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course on the Bonus Determination Date based upon the metrics associated with such CFO Bonus (pro-rated based upon the portion of the calendar year that Mr. Beck was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten days after the Bonus Determination Date, and (c) continued coverage under the Company’s medical, dental, life and disability insurance until the earlier of either (i) the end of twelve months following the termination date, or, (ii) the date on which Mr. Beck begins full-time employment with another company or business entity which offers comparable health insurance coverage to Mr. Beck. If the Company (or its successor) terminates Mr. Beck’s employment without CFO Cause or Mr. Beck terminates his employment for CFO Good Reason and there is a Change in Control Trigger, Mr. Beck shall receive the CFO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty days after the date of termination. In addition, subject to the limitations stated in the CFO Employment Agreement and upon Mr. Beck’s furnishing to the Company (or its successor) an executed Release, (a) the equivalent of one times the annual CFO Base Salary in effect at the time of termination, less standard deductions and withholdings, will be paid in a lump sum on the first regular payroll date following the effectiveness of the Release; (b) (i) an amount equal to one times the target CFO Bonus for the year of termination, or if none, one times the last target CFO Bonus in effect for Mr. Beck, less standard deductions and withholdings, shall be paid to Mr. Beck in a lump sum on the first regular payroll date following the effectiveness of the Release, plus (ii) a pro-rated portion of the target CFO Bonus amount for the year of termination, if any, provided such CFO Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course on the Bonus Determination Date based upon the metrics associated with such Bonus (pro-rated based upon the portion of the calendar year that Mr. Beck was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten days after the Bonus Determination Date; and (c) continued coverage under the Company’s medical, dental, life and disability insurance for the Change in Control Severance Period. In addition, in the event that Mr. Beck’s employment is terminated without CFO Cause or for CFO Good Reason and a Change in Control Trigger has not occurred, or in the event of Mr. Beck’s death or Complete Disability, the vesting of any Time-Based Vesting Equity Awards shall be fully accelerated such that on the effective date of such termination 100% of any Time-Based Vesting Equity Awards granted to Mr. Beck prior to such termination shall be fully vested and immediately exercisable, if applicable, by Mr. Beck. Furthermore, in the event that Mr. Beck’s employment is terminated without CFO Cause or for CFO Good Reason and a Change in Control Trigger has occurred, the vesting of any Time-Based Vesting Equity Awards shall be fully accelerated such that on the effective date of such termination (or if later, the date of the Change in Control) 100% of any Time-Based Vesting Equity Awards granted to Mr. Beck prior to such termination shall be fully vested and immediately exercisable, if applicable, by Mr. Beck.

If any Payment Mr. Beck would receive pursuant to a Change in Control from the Company or otherwise would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the Excise Tax, then such Payment shall be equal to the Reduced Amount. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for Mr. Beck. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

The Proprietary Information and Inventions Agreement entered into by Mr. Beck pursuant to the terms of, and concurrently with, the CFO Employment Agreement, relates to the protection of confidential information of the Company and the ownership by the Company of proprietary information and patents and other intellectual property.

The foregoing summary of the terms and conditions of the CFO Employment Agreement and the Proprietary Information and Inventions Agreement is not complete and is qualified in its entirety by reference to the full text of the CFO Employment Agreement and the Proprietary Information and Inventions Agreement, which are included as Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Restricted Stock Unit Awards

On October 20, 2021, the Compensation Committee proposed and the Board of Directors of the Company approved the grant of RSUs to Messrs. Gatmaitan and Beck, and Dr. Balakrishnan as set forth below:

Name	Time-Based Vesting Equity Awards	Performance-Based Vesting Equity Awards
Dr. Ramesh Balakrishnan	388,601	388,601
Martin Beck	220,208	220,207
Al Gatmaitan	155,441	155,440

Subject to the recipient’s continued service to the Company, those RSUs that are under the column entitled “Time-Based Vesting Equity Awards” 1/3 of the RSUs shall vest on May 1, 2022 (the “Initial Vesting Date”), and the remaining 2/3 of the RSUs shall vest quarterly on each of three-month anniversary following the Initial Vesting Date until fully vested (such RSUs referred to as the “Time-Based Vesting Equity Awards”).

All RSUs granted on October 20, 2021 that are not Time-Based Vesting Equity Awards are “Performance-Based Vesting Equity Awards”. Provided that the recipient’s continued service has not terminated prior to the applicable determination upon filing with the Securities and Exchange Commission (the “SEC”) on an Annual Report on Form 10-K of the audit of the Company’s financial statements for the fiscal years ended December 31, 2021, 2022 and 2023 (each an “Audit Filing Date”), the number of Performance-Based Vesting Equity Awards (disregarding any resulting fractional RSU) that are vested shall cumulatively increase three business days following the respective Audit Filing Date as follows:

(A)    Up to 120% of 1/3 of the Performance-Based Vesting Equity Awards shall be allocated to become vested based upon the achievement by the Company of the following financial metrics using targets set by the Board in 2021 for the fiscal year ended December 31, 2021 on a pro forma consolidated basis based upon such audit:

1) Total Revenue – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved. For the fiscal year ended December 31, 2021, the low threshold is set as 90% of target, and the high threshold is set as 120% of target.

2) Gross Margin – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved. For the fiscal year ended December 31, 2021, the low threshold is set as the target minus 2%, and the high threshold is set as the target plus 2%.

3) Adjusted EBITDA – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved. For the fiscal year ended December 31, 2021, the low threshold is set as 90% of target, and the high threshold is set as 120% of target.

4) Free Cash Flow – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved. For the fiscal year ended December 31, 2021, the low threshold is set as 90% of target, and the high threshold is set as 120% of target.

(B)    Up to 120% of 1/3 of the Performance-Based Vesting Equity Awards shall be allocated to become vested based upon the achievement by the Company of the following financial metrics using targets set by the Board in 2022 for the fiscal year ended December 31, 2022 on a consolidated basis based upon such audit:

1) Total Revenue – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

2) Gross Margin – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

3) Adjusted EBITDA – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

4) Free Cash Flow – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

(C)    Up to 120% of 1/3 of the Performance-Based Vesting Equity Awards, but no more than the total number of Performance-Based Vesting Equity Awards minus the number of previously Vested Performance-Based Vesting Equity Awards shall be allocated to become vested based upon the achievement by the Company of the following financial metrics using targets set by the Board in 2023 for the fiscal year ended December 31, 2023 on a consolidated basis based upon such audit and the cumulative achievement of the performance for the three fiscal years 2021-2023, with the greater of such performance determining how many of the allocated amount of Performance-Based Vesting Equity Awards shall become vested:

1) Total Revenue – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

2) Gross Margin – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

3) Adjusted EBITDA – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

4) Free Cash Flow – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

The Company may on behalf of Messrs. Gatmaitan and Beck, and Dr. Balakrishnan withhold shares of stock subject to the RSUs at the time of vesting for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such RSUs issued to Messrs. Gatmaitan and Beck, and Dr. Balakrishnan. The RSU awards are being made using the form of Restricted Stock Units Agreement previously filed by the Company as Exhibit 10.9 to the Current Report on Form 8-K as filed with the SEC on June 15, 2021, and an accompanying notice of grant of the RSUs, and the above summary of the terms of these RSUs is qualified in its entirety by reference to such form.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit No.	Item

10.1	Letter of Offer of Employment for Al Gatmaitan, entered into October 19, 2021.

10.2	Employment Agreement, dated October 23, 2021, by and between UpHealth, Inc. and Dr. Ramesh Balakrishnan.

10.3	Employment Agreement, dated October 24, 2021, by and between UpHealth, Inc. and Martin Beck.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2021

By:	/s/ Dr. Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer

Exhibit 10.1

UpHealth

October 7, 2021

Al Gatmaitan

***

Re: Offer of Employment

Dear Al:

On behalf of UpHealth, Inc. (the “Company”), I am pleased to confirm your continued employment in the position of Chief Operating Officer located in Houston, Texas. This letter agreement (this “Letter Agreement”) sets forth the terms and conditions of your ongoing employment with the Company. It is important that you understand clearly both what your compensation and benefits are and what the Company expects of you. By signing this Letter Agreement, you will be accepting continued at-will employment on the following terms. For purposes of this Letter Agreement, you are referred to herein as the “Executive.”

1.	Employment

1.1

Title. The Executive will have the title of Chief Operating Officer, and the Executive shall serve in such other capacity or capacities commensurate with his position as the Chief Executive Officer (CEO) of the Company may from time to time prescribe.

1.2

Duties. The Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and shall have the authority and responsibilities which are generally associated with the position of Chief Operating Officer. The Executive shall report to the CEO.

1.3

Policies and Practices. The employment relationship between the Parties shall be governed by this Letter Agreement and the policies and practices established by the Company and its Board of Directors (hereinafter referred to as the “Board”). In the event that the terms of this Letter Agreement differ from or are in conflict with the Company’s policies or practices or the Company’s employee handbook, this Letter Agreement shall control.

1.4

Location. The Executive shall perform the services the Executive is required to perform pursuant to this Letter Agreement at the Company’s offices in, or near, Houston, Texas or in accordance with Companies policies for remote work. The Company may from time to time require the Executive to travel temporarily to other locations outside of Houston, Texas in connection with the Company’s business. Notwithstanding anything to the contrary in this Section 1.4, the Executive agrees to abide by any policies with respect to remote working or in-office requirements that the Company may put in place in connection with or as a result of the COVID-19 pandemic.

2.	Loyalty of Executive.

2.1

Loyalty. During the Executive’s employment with the Company, the Executive shall devote the Executive’s business energies, interest, abilities and productive time to the proper and efficient performance of Executive’s duties under this Letter Agreement.

2.2

No Conflicting Employment. The Executive shall devote his full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, Executive may engage in any civic and not-for-profit activities so long as such activities are disclosed to the Board and do not materially interfere with the performance of his duties hereunder or present a conflict of interest with the Company.

2.3

Agreement not to Participate in Company’s Competitors. During the term of this Letter Agreement, the Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Executive to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its affiliates. Notwithstanding the foregoing, the Executive may invest and/or maintain investments in any public or private entity up to an amount of 2% of an entity’s fully diluted shares and on a passive basis.

3.	Compensation to Executive.

3.1

Base Salary. The Company shall pay the Executive a base salary at the initial annualized rate of $300,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “Base Salary”). Such Base Salary shall be paid in accordance with the Company’s standard payroll practice. The Executive’s Base Salary shall be retroactive to June 9, 2021. The Executive’s Base Salary will be reviewed annually and the Executive shall be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary shall become the Base Salary for purposes of this Letter Agreement. Any material reduction in the Base Salary of the Executive, without his written consent, may be deemed grounds for resignation for Good Reason as set forth in and subject to Section 4.5.2 of this Letter Agreement.

3.2

Discretionary Bonus. Provided the Executive meets the conditions stated in this Section 3.2, the Executive shall be eligible for an annual discretionary bonus (hereinafter referred to as the “Bonus”) with a target amount of seventy-five percent (75%) of the Executive’s Base Salary, subject to standard deductions and withholdings, based on the Board’s determination, in good faith, as to whether such performance milestones as are established by the Board or the Compensation Committee (hereinafter referred to as the “Performance Milestones”) have been achieved. The Performance Milestones will be based on certain factors including, but not limited to, the Executive’s performance and the Company’s performance and shall be consistent with the methodology for other C-suite executives. The Executive’s Bonus target will be reviewed annually and may be adjusted by the Board or the Compensation Committee in its discretion. The Executive must be employed on the date the Bonus is paid to be eligible for the Bonus, subject to the termination provisions thereof. The Bonus shall be paid during the calendar year following the performance calendar year.

3.3

Equity Awards. As an inducement to the Executive’s commencement of employment with the Company, and subject to approval by the Compensation Committee, the Executive will be granted an equity award as an “Initial Awards” pursuant to and subject to the terms of the Company’s 2021 Equity Incentive Plan (“2021 Equity Plan”) and the form of restricted stock unit award agreements, in the forms to be provided to Executive (collectively the “Equity Plan Documents”) and compliance with applicable securities laws:

3.3.1

Initial Award. A restricted stock unit (“RSU”) award in respect of a number of shares of common stock of the Company having a fair value of $600,000 as calculated using the Company’s closing share price on the date of grant (the “Initial Award”). Fifty percent (50%) of the Initial Award of RSUs will vest subject to the Executive’s continued provision of services to the Company as further detailed below (the “Time-Based RSUs”) and fifty percent (50%) of the Initial Award of RSUs will vest subject to the attainment of certain performance based metrics established by the Compensation Committee of the Board (the “Performance-Based RSUs”). Subject to Executive’s continued provision of services to the Company through the applicable vesting dates, the Initial Award of Time-Based RSUs shall vest as follows: vest in accordance with the following schedule, as described in the applicable restricted stock unit agreement: 33% will vest on May 1, 2022 (the “Cliff Date”) and the remaining 66% will vest in equal quarterly installments on each August 1st, November 1st, February 1st and May 1st over the two years following the Cliff Date, such that the Time-Based RSUs will be 100% vested on the second anniversary of the Cliff Date and in each case subject to the Executive’s continued services with the Company through each such applicable vesting date.

3.3.2

Additional Equity Grants. Executive will be eligible to receive any additional grants of equity awards under the 2021 Equity Plan or any successor plan, as determined at the sole discretion of the Compensation Committee.

3.4

Taxes. All amounts paid under this Letter Agreement to the Executive by the Company will be paid less applicable tax withholdings and any other withholdings required by law or authorized by the Executive.

3.5

Benefits. The Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees, including unlimited Paid Time Off subject to the terms and conditions of the Company’s PTO Policy. Executive acknowledges that the benefits offered by the Company may change from time to time.

4.	Termination.

4.1

Employment is At-Will. The Executive’s employment with the Company is “at will” and is terminable by the Company at any time and for any reason or no reason, including but not limited to the following conditions:

4.1.1

Termination for Death or Disability. The Executive’s employment with the Company shall terminate effective upon the date of the Executive’s death or “Complete Disability” (as defined in Section 4.5.1), provided, however, that this Section 4.1.1 shall in no way limit the Company’s obligations to provide such reasonable accommodations to the Executive as may be required by law.

4.1.2

Termination by the Company For Cause. The Company may terminate the Executive’s employment under this Letter Agreement for “Cause” (as defined in Section 4.5.3) by delivery of written notice to the Executive specifying the Cause or Causes relied upon for such termination. Any notice of termination given pursuant to this Section 4.1.2 shall effect termination as of the date of the notice or such date as specified in the notice. The Executive shall have the right to appear before the CEO before any termination for Cause becomes effective and binding upon the Executive.

4.1.3

Termination by the Company Without Cause. The Company may terminate the Executive’s employment under this Letter Agreement at any time and for any reason or no reason subject to the requirements set out in Section 4.4 of this Letter Agreement. Such termination shall be effective on the date the Executive is so informed or as otherwise specified by the Company, pursuant to notice requirements set forth in Section 6 of this Letter Agreement.

4.2	Termination By The Executive. The Executive may terminate his employment with the Company at any time and for any reason or no reason, including, but not limited, to the following conditions:

4.2.1

Good Reason. The Executive may terminate his employment under this Letter Agreement for “Good Reason” (as defined below in Section 4.5.2) by delivery of written notice to the Company specifying the Good Reason relied upon by the Executive for such termination in accordance with the requirements of such section.

4.2.2

Without Good Reason. The Executive may terminate the Executive’s employment hereunder for other than Good Reason upon sixty (60) days’ written notice to the Company. Notwithstanding the foregoing, in the event that the Executive gives written notice of termination to the Company, the Company may unilaterally accelerate the date of termination and such acceleration shall not result in a termination by the Company for purposes of this Letter Agreement.

4.3

Termination by Mutual Agreement of the Parties. The Executive’s employment pursuant to this Letter Agreement may be terminated at any time upon a mutual agreement in writing of the Parties. Any such termination of employment shall have the consequences specified in such mutual agreement.

4.4

Compensation to Executive Upon Termination. In connection with any termination of the Executive’s employment for any reason, the Executive or the Executive’s estate, as applicable, shall be entitled to any amounts payable to the Executive or the Executive’s beneficiaries subject to and accordance with the terms of the Company’s employee welfare benefit plans or policies (excluding any severance pay).

4.4.1

With Cause or Without Good Reason. If the Executive’s employment shall be terminated by the Company for Cause, or if the Executive terminates employment hereunder without Good Reason, or terminates due to Executive’s death or Complete Disability, or for any other reason other than due to a termination without Cause or Good Reason resignation, the Company shall pay the Executive’s Base Salary, earned and unpaid Bonuses, accrued but unpaid business expenses and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination (the “Accrued Amounts”), less standard deductions and withholdings.

4.4.2	Without Cause or For Good Reason.

4.4.2.1

Not in Connection With a Change in Control. If the Company terminates the Executive’s employment without Cause or the Executive terminates his employment for Good Reason, and Section 4.4.2.2 below does not apply, the Company shall pay the Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty (30) days after the date of termination. In addition, subject to the limitations stated in this Letter Agreement and upon the Executive’s furnishing to the Company an executed waiver and release of claims (in a form satisfactory to the Company) (the “Release”) within the applicable time period set forth therein, but in no event later than forty-five days following termination of employment and permitting such Release to become effective in accordance with its terms (the “Release Effective Date”), and subject to Executive continuing to comply with his obligations pursuant to the Proprietary Information and Inventions Agreement (a copy of which is attached as Exhibit A):

(a)

the equivalent of the Executive’s Base Salary in effect at the time of termination will continue to be paid for a period of one (1) month following the date of termination (hereinafter referred to as the “Non Change in Control Severance Period”), less standard deductions and withholdings, to be paid in equal installments during the Non Change in Control Severance Period according to the Company’s regular payroll practices, subject to any delay in payment required by Section 4.6 in connection with the Release Effective Date; and

(b)

in the event the Executive timely elects continued coverage under COBRA, the Company will pay the Executive’s COBRA health insurance premium, including any amounts that Company paid for benefits to the qualifying family members of the Executive, following the date of termination up until the earlier of either (i) the last day of the Non Change in Control Severance Period or, (ii) the date on which the Executive begins full-time employment with another company or business entity which offers comparable health insurance coverage to the Executive (such period, the “Non Change in Control COBRA Payment Period”). Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the Company cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof pay Executive a taxable cash amount, which payment shall be made regardless of whether the Executive or his qualifying family members elect COBRA continuation coverage (the “Health Care Benefit Payment”). The Health Care Benefit Payment shall be paid in monthly or bi-weekly installments on the same schedule that the COBRA premiums would otherwise have been paid to the insurer. The Health Care Benefit Payment shall be equal to the amount that the Company otherwise would have paid for COBRA insurance premiums (which amount shall be calculated based on the premium for the first month of coverage), and shall be paid until the expiration of the Non Change in Control COBRA Payment Period.

4.4.2.2

In Connection With a Change in Control. If the Company (or its successor) terminates the Executive’s employment without Cause or the Executive terminates his employment for Good Reason within the period commencing three (3) months immediately prior to a Change in Control of the Company and ending twelve (12) months immediately following a Change in Control of the Company (as defined in Section 4.5.4 of this Letter Agreement), the Executive shall receive the Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty (30) days after the date of termination. In addition, subject to the limitations stated in this Letter Agreement and upon the Executive’s furnishing to the Company (or its successor) an executed Release within the applicable time period set forth therein, but in no event later than forty-five days following termination of employment and permitting such Release to become effective in accordance with its terms, the Executive shall be entitled to:

(a)

the equivalent of the Executive’s Base Salary in effect at the time of termination will continue to be paid for a period of twelve (12) months following the date of termination (hereinafter referred to as the “Change in Control Severance Period”), less standard deductions and withholdings, to be paid in equal installments during the Change in Control Severance Period according to the Company’s regular payroll practices, subject to any delay in payment required by Section 4.6 in connection with the Release Effective Date;

(b)

one (1) times Executive’s target Bonus in effect at the time of termination, or if none, one (1) times the last target Bonus in effect for Executive, less standard deductions and withholdings, to be paid in a lump sum within ten (10) days following the later of (i) the Release Effective Date, or (ii) the effective date of the Change in Control; and

(c)

in the event the Executive timely elects continued coverage under COBRA, the Company will pay the Executive’s COBRA health insurance premium, including any amounts that Company paid for benefits to the qualifying family members of the Executive, for the Change in Control Severance Period. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the Company cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof pay Executive the Health Care Benefit Payment, which payment shall be made regardless of whether the Executive or his qualifying family members elect COBRA continuation coverage. The Health Care Benefit Payment shall be paid in monthly or bi-weekly installments on the same schedule that the COBRA premiums would otherwise have been paid to the insurer. The Health Care Benefit Payment shall be equal to the amount that the Company otherwise would have paid for COBRA insurance premiums (which amount shall be calculated based on the premium for the first month of coverage), and shall be paid until the expiration of the Change in Control Severance Period

4.4.2.3

No Duplication of Benefits; Interpretation. For the avoidance of doubt, in no event will Executive be entitled to benefits under Section 4.4.2.1 and Section 4.4.2.2. If Executive commences to receive benefits under Section 4.4.2.1 due to a qualifying termination prior to a Change in Control and thereafter becomes entitled to benefits under Section 4.4.2.2, any benefits provided to Executive under Section 4.4.2.1 shall offset the benefits to be provided to Executive under Section 4.4.2.2 and shall be deemed to have been provided to Executive pursuant to Section 4.4.2.2. In all cases, any severance benefits provided for herein shall be calculated without giving effect to any reductions in compensation that would give rise to Executive’s right to resign for Good Reason.

4.4.3	Equity Award Acceleration.

4.4.3.1

In Connection With a Change in Control. In the event that the Executive’s employment is terminated without Cause or for Good Reason within the three (3) months immediately preceding or during the twelve (12) months immediately following a Change in Control of the Company (as defined in Section 4.5.4 of this Letter Agreement), the vesting of any Time-Based Vesting Equity Awards shall be fully accelerated such that on the effective date of such termination (or if later, the date of the Change in Control) one hundred percent (100%) of any Time-Based Vesting Equity Awards granted to Executive prior to such termination shall be fully vested and immediately exercisable, if applicable, by the Executive. Treatment of any performance based vesting equity awards will be governed solely by the terms of the agreements under which such awards were granted and will not be eligible to accelerate vesting pursuant to the foregoing provision.

4.4.3.2

Release and Waiver. Any equity vesting acceleration pursuant to this Section 4.4.3 shall be conditioned upon and subject to the Executive’s delivery to the Company of a fully effective Release in accordance with the terms specified by Section 4.4.3 hereof and such vesting acceleration benefit shall be in addition to the benefits provided by Section 4.4.2 hereof.

4.5	Definitions. For purposes of this Letter Agreement, the following terms shall have the following meanings:

4.5.1

“Complete Disability” shall mean the inability of the Executive to perform the Executive’s duties under this Letter Agreement, whether with or without reasonable accommodation, because the Executive has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when the Executive becomes disabled, the term “Complete Disability” shall mean the inability of the Executive to perform the Executive’s duties under this Letter Agreement, whether with or without reasonable accommodation, by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician, determines to have incapacitated the Executive from satisfactorily performing all of the Executive’s usual services for the Company, with or without reasonable accommodation, for a period of at least one hundred eighty (180) days during any twelve (12) month period that need not be consecutive.

4.5.2

“Good Reason” for the Executive to terminate the Executive’s employment hereunder shall mean the occurrence of any of the following events without the Executive’s consent: (i) a material reduction in the Executive’s duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction, excluding having the same title, duties, authority and responsibilities at a subsidiary level following a Change in Control; (ii) the relocation of the Executive’s primary work location to a point more than fifty (50) miles from the Executive’s current work location set forth in Section 1.4 that requires a material increase in Executive’s one-way driving distance; (iii) a material reduction by the Company of the Executive’s base salary or annual target Bonus opportunity, without the written consent of the Executive, as initially set forth herein or as the same may be increased from time to time pursuant to this Letter Agreement, except for across-the-board salary reductions implemented prior to a Change in Control which are implemented based on the Company’s financial performance and similarly affecting all or substantially all senior management employees of the Company; and (iv) a material breach by the Company of the terms of this Letter Agreement. Provided, however that, such termination by the Executive shall only be deemed for Good Reason pursuant to the foregoing definition if (i) the Company is given written notice from the Executive within sixty (60) days following the first occurrence of the condition that she considers to constitute Good Reason describing the condition and the Company fails to satisfactorily remedy such condition within thirty (30) days following such written notice, and (ii) the Executive terminates employment within thirty (30) days following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.

4.5.3

“Cause” for the Company to terminate Executive’s employment hereunder shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board or a committee designated by the Board: (i) the Executive’s gross negligence or willful failure to substantially perform his duties and responsibilities to the Company or willful and deliberate violation of a Company policy; (ii) the Executive’s conviction of a felony or the Executive’s commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude that is likely to inflict or has inflicted injury on the business of the Company, to be determined in the sole discretion of the Company; (iii) the Executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party that the Executive owes an obligation of nondisclosure as a result of the Executive’s relationship with the Company; and (iv) the Executive’s willful and deliberate breach of this Letter Agreement that causes or could reasonably be expected to cause material injury to the business of the Company.

4.5.4

For purposes of this Letter Agreement, “Change in Control” means: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent; (iii) a reverse merger in which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities of the surviving entity’s parent, cash or otherwise, and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Company or, where the Company is a wholly-owned subsidiary of another entity, the Company’s parent; or (iv) an acquisition by any person, entity or group (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership of securities of the Company representing at least seventy-five percent (75%) of the combined voting power entitled to vote in the election of Directors; provided, however, that nothing in this paragraph shall apply to a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

4.6

Application of Internal Revenue Code Section 409A. Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under this Letter Agreement (the “Severance Benefits”) that constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) shall not commence in connection with Executive’s termination of employment unless and until Executive has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h) (“Separation From Service”), unless the Company reasonably determines that such amounts may be provided to Executive without causing Executive to incur the additional 20% tax under Section 409A.

It is intended that each installment of the Severance Benefits payments provided for in this Letter Agreement is a separate “payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). For the avoidance of doubt, it is intended that payments of the Severance Benefits set forth in this Letter Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulation Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). However, if the Company (or, if applicable, the successor entity thereto) determines that the Severance Benefits constitute “deferred compensation” under Section 409A and Executive is, on the termination of service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Severance Benefit payments shall be delayed until the earlier to occur of: (i) the date that is six months and one day after Executive’s Separation From Service, or (ii) the date of Executive’s death (such applicable date, the “Specified Employee Initial Payment Date”), the Company (or the successor entity thereto, as applicable) shall (A) pay to Executive a lump sum amount equal to the sum of the Severance Benefit payments that Executive would otherwise have received through the Specified Employee Initial Payment Date if the commencement of the payment of the Severance Benefits had not been so delayed pursuant to this Section and (B) commence paying the balance of the Severance Benefits in accordance with the applicable payment schedules set forth in this Letter Agreement.

Notwithstanding anything to the contrary set forth herein, Executive shall receive the Severance Benefits described above, if and only if Executive duly executes and returns to the Company within the applicable time period set forth therein, but in no event more than forty-five days following Separation From Service, a Release and permits the release of claims contained therein to become effective in accordance with its terms (such latest permitted date, the “Release Deadline”). If the severance benefits are not covered by one or more exemptions from the application of Section 409A and the Release could become effective in the calendar year following the calendar year in which Executive separates from service, the Release will not be deemed effective any earlier than the Release Deadline. Notwithstanding any other payment schedule set forth in this Letter Agreement, none of the Severance Benefits will be paid or otherwise delivered prior to the effective date (or deemed effective date) of the Release. Except to the extent that payments may be delayed until the Specified Employee Initial Payment Date pursuant to the preceding paragraph, on the first regular payroll pay day following the effective date of the Release, the Company will pay Executive the Severance Benefits Executive would otherwise have received under the Letter Agreement on or prior to such date but for the delay in payment related to the effectiveness of the Release, with the balance of the Severance Benefits being paid as originally scheduled.

The severance benefits are intended to qualify for an exemption from application of Section 409A or comply with its requirements to the extent necessary to avoid adverse personal tax consequences under Section 409A, and any ambiguities herein shall be interpreted accordingly.

4.7

Application of Internal Revenue Code Section 280G. If any payment or benefit Executive would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for Executive. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

In the event it is subsequently determined by the Internal Revenue Service that some portion of the Reduced Amount as determined pursuant to clause (x) in the preceding paragraph is subject to the Excise Tax, Executive agrees to promptly return to the Company a sufficient amount of the Payment so that no portion of the Reduced Amount is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount is determined pursuant to clause (y) in the preceding paragraph, Executive will have no obligation to return any portion of the Payment pursuant to the preceding sentence.

Unless Executive and the Company agree on an alternative accounting firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The Company shall use commercially reasonable efforts to cause the accounting firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to Executive and the Company within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by Executive or the Company) or such other time as requested by Executive or the Company.

4.8

Proprietary Information and Inventions Agreement. The Executive shall execute the Company’s Proprietary Information and Inventions Agreement the terms of which shall govern the terms of Executive’s employment, and a copy of which is attached as Exhibit A.

4.9

No Mitigation or Offset. The Executive shall not be required to seek or accept other employment, or otherwise to mitigate damages, as a condition to receipt of the Severance Benefits, and the Severance Benefits shall not be offset by any amounts received by the Executive from any other source, except to the extent that the Executive’s rights to the benefits described in Sections 4.4.2.1 or 4.4.2.2, as applicable, are terminated by reason of the Executive obtaining full-time employment with another company or business entity which offers comparable health insurance coverage.

5.

Assignment and Binding Effect. This Letter Agreement shall be binding upon the Executive and the Company and inure to the benefit of the Executive and the Executive’s heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of the Executive’s duties under this Letter Agreement, neither this Letter Agreement nor obligations under this Letter Agreement shall be assignable by the Executive. This Letter Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives, provided that this Letter Agreement may only be assigned to an acquirer of all or substantially all of the Company’s assets. Any such successor of the Company will be deemed substituted for the Company under the terms of this Letter Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

6.

Notice. For the purposes of this Letter Agreement, notices, demands, and all other forms of communication provided for in this Letter Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by registered mail, return receipt requested, postage prepaid, or by confirmed facsimile, addressed as set forth below, or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of address shall be effective only upon receipt, as follows:

If to the Company:

UpHealth, Inc.

14000 S. Military Trail, Suite 203

Delray Beach, Florida 33484

Attention: Dr. Ramesh Balakrishnan, CEO

If to the Executive:

Al Gatmaitan

***

Any such written notice shall be deemed given on the earlier of the date on which such notice is personally delivered or five (5) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving written notice to the other Party in the manner specified in this section.

7.

Choice of Law; Consent to Jurisdiction. This Letter Agreement shall be construed under and be governed in all respects by the laws of the State of California, without giving effect to the conflict of laws principles of such state. The parties irrevocably consent and submit to the jurisdiction of any local, state or federal court within Santa Clara County and in the State of California for the enforcement of this Letter Agreement. The parties irrevocably waive any objection she may have to venue in the defense of an inconvenient forum to the maintenance of such actions or proceedings to enforce this Letter Agreement.

8.

Integration. This Letter Agreement, including Exhibit A, the 2021 Equity Incentive Plan and the Equity Plan Documents, contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of the Executive’s employment and the termination of Executive’s employment, and supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties.

9.	Amendment. This Letter Agreement cannot be amended or modified except by a written agreement signed by the Executive and the Company.

10.

Waiver. No term, covenant or condition of this Letter Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

11.

Severability. The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Letter Agreement shall not render any other provision of this Letter Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision, which most accurately represents the Parties’ intention with respect to the invalid, unenforceable, or illegal term or provision.

12.	Interpretation. The headings set forth in this Letter Agreement are for convenience of reference only and shall not be used in interpreting this Letter Agreement.

13.

Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

To confirm your agreement with and acceptance of these terms, please sign one copy of this letter and return it to me. The other copy is for your records. This offer expires on October 21, 2021.

Sincerely,

/s/ Ramesh Balakrishnan
Dr. Ramesh Balakrishnan
UpHealth, Inc. CEO

Acknowledgment and Acceptance of Employment Offer

I accept employment with UpHealth, Inc. and acknowledge and fully agree to the terms and conditions set forth in this employment offer letter agreement:

/s/ Alfonso Gatmaitan
Alfonso Gatmaitan
Al Gatmaitan

EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

This Agreement sets forth in writing certain understandings and procedures applicable to my employment with UpHealth, Inc. (the “Company”) and these understandings and procedures apply from the date of my initial employment with Company (my “Employment Date”) even if this Agreement is signed by me and Company after the Employment Date.

1. Duties. In return for the compensation and benefits now and hereafter paid or provided to me, I hereby agree to perform those duties for Company as Company may designate from time to time. During my employment with Company, I further agree that I will (i) devote my best efforts to the interests of Company, and (ii) not engage in other employment or in any conduct that could either be in direct conflict with Company’s interests or that could cause a material and substantial disruption to Company and (iii) otherwise abide by all of Company’s policies and procedures as they may be established and updated from time to time. Furthermore, I will not (a) reveal, disclose or otherwise make available to any unauthorized person any Company password or key, whether or not the password or key is assigned to me or (b) obtain, possess or use in any manner a Company password or key that is not assigned to me. I will use my best efforts to prevent the unauthorized use of any laptop or personal computer, peripheral device, cell phone, smartphone, personal digital assistant (PDA), software or related technical documentation that the Company issues to me. I will not input, load or otherwise attempt any unauthorized use of software in any Company computer or other device, whether or not the computer or device is assigned to me.

2. “Proprietary Information” Definition. “Proprietary Information” means (a) any information that is confidential or proprietary, technical or non-technical information of Company, including for example and without limitation, information that is a Company Innovation or is related to any Company Innovations (as defined in Section 5 below), concepts, techniques, processes, methods, systems, designs, computer programs, source documentation, trade secrets, formulas, development or experimental work, work in progress, forecasts, proposed and future products, marketing plans, business plans, customers and suppliers, employee information (such as compensation data and performance reviews) and any other nonpublic information that has commercial value and (b) any information Company has received from others that Company is obligated to treat as confidential or proprietary, which may be made known to me by Company, a third party or otherwise that I may learn during my employment with Company.

3. Ownership and Nondisclosure of Proprietary Information. All Proprietary Information and all worldwide patents (including, but not limited to, any and all patent applications, patents, continuations, continuation-in-parts, reissues, divisionals, substitutions, and extensions), copyrights, mask works, trade secrets and other worldwide intellectual property and other rights in and to the Proprietary Information are the property of Company, Company’s assigns, Company’s customers and Company’s suppliers, as applicable. Subject to Section 12 (Defend Trade Secrets Act), I will not disclose any Proprietary Information to anyone outside Company, and I will use and disclose Proprietary Information to those inside Company only as necessary to perform my duties as an employee of Company. Nothing in this Agreement will limit my ability to provide truthful information to any government agency regarding potentially unlawful conduct. If I have any questions as to whether information is Proprietary Information, or to whom, if anyone, inside Company, any Proprietary Information may be disclosed, I will ask my manager at Company.

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4. “Innovations” Definition. In this Agreement, “Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress.

5. Disclosure and License of Prior Innovations. I have listed on Exhibit A (Prior Innovations) attached hereto all Innovations relating in any way to Company’s business or demonstrably anticipated research and development or business (the “Company-Related Innovations”), that were conceived, reduced to practice, created, derived, developed, or made (collectively, “Created”) by me alone or jointly with others prior to my Employment Date and to which I retain any ownership rights or interest (these Company-Related Innovations collectively referred to as the “Prior Innovations”). I represent that I have no rights in any Company-Related Innovations other than those Prior Innovations listed in Exhibit A (Prior Innovations). If nothing is listed on Exhibit A (Prior Innovations), I represent that there are no Prior Innovations as of my Employment Date. I hereby grant to Company and Company’s designees a royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Innovations (including without limitation any Company-Related Innovations) owned by me or in which I have any other right or interest that I incorporate, or permit to be incorporated, in any Innovations that I, solely or jointly with others, create, derive, conceive, develop, make or reduce to practice within the scope of my employment with Company or with the use of any Company resources, facilities, equipment, or information (including without limitation Company Confidential Information) (the “Company Innovations”). Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, any Innovations that I own or in which I have any other right or interest in any Company Innovations without Company’s prior written consent.

6. Disclosure and Assignment of Company Innovations. I will promptly disclose and describe to Company all Company Innovations. I hereby do and will irrevocably assign to Company or Company’s designee all my right, title, and interest in and to any and all Company Innovations, which assignment operates automatically upon the earliest of the Creation of the Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by me to Company, I hereby grant to Company an exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit those non-assignable rights, title and interest, including, but not limited to, the right to make, use, sell, offer for sale, import, have made, and have sold, the Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations can neither be assigned nor licensed by me to Company (including non-assignable moral rights), I hereby irrevocably waive and agree never to assert the non-assignable and non-licensable rights, title and interest against Company, any of Company’s successors in interest, or any of Company’s customers.

7. Future Innovations. I will disclose promptly in writing to Company all Innovations conceived, reduced to practice, created, derived, developed, or made by me during my employment with Company and for three (3) months thereafter, whether or not I believe the Innovations are subject to this Agreement, to permit a determination by Company as to whether or not the Innovations are or should be considered Company Innovations. Company will receive that information in confidence.

8. Notice of Nonassignable Innovations to Employees in California and other states. This Agreement does not apply to an Innovation that qualifies fully as a non-assignable invention under the provisions of Section 2870 of the California Labor Code as well as the other states identified in Exhibit B. I have reviewed the notification in Exhibit B (Limited Exclusion Notification) and agree that my signature on this Agreement acknowledges receipt of the notification.

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9. Cooperation in Perfecting Rights to Company Innovations. I agree to perform, during and after my employment, all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations and all intellectual property rights therein as provided to Company under this Agreement. If Company is unable for any reason to secure my signature to any document required to file, prosecute, register or memorialize the assignment of any rights or application or to enforce any right under any Company Innovations as provided under this Agreement, I hereby irrevocably designate and appoint Company and Company’s duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of rights under the Innovations, all with the same legal force and effect as if executed by me. The foregoing is deemed a power coupled with an interest and is irrevocable.

10. Return of Materials. At any time upon Company’s request, and when my employment with Company is over, I will return all materials (including, without limitation, documents, drawings, papers, diskettes and tapes) containing or disclosing any Proprietary Information (including all copies thereof), as well as any keys, pass cards, identification cards, computers, printers, pagers, cell phones, smartphones, personal digital assistants or similar items or devices that Company has provided to me. I will provide Company with a written certification of my compliance with my obligations under this Section.

11. No Violation of Rights of Third Parties. During my employment with Company, I will not (a) breach any agreement to keep in confidence any confidential or proprietary information, knowledge or data acquired by me prior to my employment with Company or (b)

disclose to Company, or use or induce Company to use, any confidential or proprietary information or material belonging to any previous employer or any other third party. I am not currently a party, and will not become a party, to any other agreement that is in conflict, or will prevent me from complying, with this Agreement.

12. Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, I acknowledge that I shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and may use the trade secret information in the court proceeding, if I (X) file any document containing the trade secret under seal and (Y) do not disclose the trade secret, except pursuant to court order.

13. Survival. This Agreement (a) shall survive my employment by Company; (b) does not in any way restrict my right to resign or the right of Company to terminate my employment at any time, for any reason or for no reason; (c) inures to the benefit of successors and assigns of Company; and (d) is binding upon my heirs and legal representatives.

14. Injunctive Relief. I agree that if I violate this Agreement, Company will suffer irreparable and continuing damage for which money damages are insufficient, and Company is entitled to injunctive relief, a decree for specific performance, and all other relief as may be proper (including money damages if appropriate), to the extent permitted by law, without the need to post a bond.

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15. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; ; (d) by email, effective (A) when the sender receives an automated message from the recipient confirming delivery or (B) one hour after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever happens first, but if the delivery or receipt is on a day which is not a business day or is after 5:00 pm (addressee’s time) it is deemed to be received at 9:00 am on the following business day; or (e) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to me shall be sent to any address in Company’s records or other address as I may provide in writing. Notices to Company shall be sent to Company’s Human Resources Department or to another address as Company may specify in writing.

16. Governing Law; Forum. The laws of the United States of America and the State of California govern all matters arising out of or relating to this Agreement without giving effect to any conflict of law principles. Company and I each irrevocably consent to the exclusive personal jurisdiction of the federal and state courts located in Santa Clara County, California, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of the federal or state courts located in Santa Clara County, California, personal jurisdiction will be nonexclusive. Additionally, notwithstanding anything in the foregoing to the contrary, a claim for equitable relief arising out of or related to this Agreement may be brought in any court of competent jurisdiction. For the avoidance of doubt, the foregoing terms will control over any conflicting terms in my offer letter.

17. Severability. If an arbitrator or court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to provide Company the maximum protection permitted by applicable law and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected.

18. Waiver; Modification. If Company waives any term, provision or breach by me of this Agreement, such waiver shall not be effective unless it is in writing and signed by Company. No waiver shall constitute a waiver of any other or subsequent breach by me. This Agreement may be modified only if both Company and I consent in writing.

19. Assignment. The rights and benefits of this Agreement shall extend to all successors and assigns of the Company, whether by merger, reorganization, sale of assets, operation of law or otherwise.

20. Entire Agreement. This Agreement, including any agreement to arbitrate claims or disputes relating to my employment that I may have signed in connection with my employment by Company, represents my entire understanding with Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral.

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I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

COMPANY: UPHEALTH		EMPLOYEE:

By:	/s/ Ramesh Balakrishnan	By:	/s/ Alfonso Gatmaitan
Name: Dr. Ramesh Balakrishnan		Alfonso Gatmaitan
Title: Chief Executive Officer		Al Gatmaitan

Dated: Oct 19, 2021		Dated: Oct 19, 2021

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Exhibit A

PRIOR INNOVATIONS

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Exhibit B

If I am employed by the Company in the State of California, the following provision applies:

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any invention that you developed entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to Company’s business, or actual or demonstrably anticipated research or development of Company; or

(2) Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding Section, the provision is against the public policy of California and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between Company and the United States or any of its agencies requiring full title to a patent or invention to be in the United States.

If I am employed by the Company in the State of Delaware, the following provision applies:

Delaware Code, Title 19, § 805. Employee’s right to certain inventions.

Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of the employee’s rights in an invention to the employee’s employer shall not apply to an invention that the employee developed entirely on the employee’s own time without using the employer’s equipment, supplies, facility or trade secret information, except for those inventions that: (i) relate to the employer’s business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and is unenforceable. An employer may not require a provision of an employment agreement made unenforceable under this section as a condition of employment or continued employment.

If I am employed by the Company in the State of Illinois, the following provision applies:

Illinois Compiled Statutes Chapter 765, Section 1060/2.

Sec. 2. Employee rights to inventions - conditions.

(1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection.

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(2) An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement.

(3) If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

If I am employed by the Company in the State of Kansas, the following provision applies:

Chapter 44.—LABOR AND INDUSTRIES

Article 1.—PROTECTION OF EMPLOYEES

44-130. Employment agreements assigning employee rights in inventions to employer; restrictions; certain provisions void; notice and disclosure.

(a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:

(1) The invention relates to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

(2) the invention results from any work performed by the employee for the employer.

(b) Any provision in an employment agreement which purports to apply to an invention which it is prohibited from applying to under subsection (a), is to that extent against the public policy of this state and is to that extent void and unenforceable. No employer shall require a provision made void and unenforceable by this section as a condition of employment or continuing employment.

(c) If an employment agreement contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer shall provide, at the time the agreement is made, a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:

(1) The invention relates directly to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

(2) the invention results from any work performed by the employee for the employer.

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(d) Even though the employee meets the burden of proving the conditions specified in this section, the employee shall disclose, at the time of employment or thereafter, all inventions being developed by the employee, for the purpose of determining employer and employee rights in an invention.

If I am employed by the Company in the State of Minnesota, the following provision applies:

Minnesota Statute Section 181.78. Subdivision 1.

Inventions not related to employment. Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

If I am employed by the Company in the State of New Jersey, the following provision applies:

New Jersey Statutes Section 34:1B-265.

1.a.(1) Any provision in an employment contract between an employee and employer, which provides that the employee shall assign or offer to assign any of the employee’s rights to an invention to that employer, shall not apply to an invention that the employee develops entirely on the employee’s own time, and without using the employer’s equipment, supplies, facilities or information, including any trade secret information, except for those inventions that: (a) relate to the employer’s business or actual or demonstrably anticipated research or development; or (b) result from any work performed by the employee on behalf of the employer.

If I am employed by the Company in the State of North Carolina, the following provision applies:

North Carolina General Statutes Section 66-57.1.

EMPLOYEE’S RIGHT TO CERTAIN INVENTIONS

Any provision in an employment agreement which provides that the employees shall assign or offer to assign any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employer’s equipment, supplies, facility or trade secret information except for those inventions that (i) relate to the employer’s business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and in unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this section.

If I am employed by the Company in the State of Utah, the following provision applies:

Utah Code, §§ 34-39-2 and 34-39-3

34-39-2. Definitions.

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As used in this chapter:

(1) “Employment invention” means any invention or part thereof conceived, developed, reduced to practice, or created by an employee which is:

(a) conceived, developed, reduced to practice, or created by the employee:

(i) within the scope of his employment;

(ii) on his employer’s time; or

(iii) with the aid, assistance, or use of any of his employer’s property, equipment, facilities, supplies, resources, or intellectual property;

(b) the result of any work, services, or duties performed by an employee for his employer;

(c) related to the industry or trade of the employer; or

(d) related to the current or demonstrably anticipated business, research, or development of the employer.

(2) “Intellectual property” means any and all patents, trade secrets, know-how, technology, confidential information, ideas, copyrights, trademarks, and service marks and any and all rights, applications, and registrations relating to them.

34-39-3. Scope of act — When agreements between an employee and employer are enforceable or unenforceable with respect to employment inventions — Exceptions.

(1) An employment agreement between an employee and his employer is not enforceable against the employee to the extent that the agreement requires the employee to assign or license, or to offer to assign or license, to the employer any right or intellectual property in or to an invention that is:

(a) created by the employee entirely on his own time; and

(b) not an employment invention.

(2) An agreement between an employee and his employer may require the employee to assign or license, or to offer to assign or license, to his employer any or all of his rights and intellectual property in or to an employment invention.

(3) Subsection (1) does not apply to:

(a) any right, intellectual property or invention that is required by law or by contract between the employer and the United States government or a state or local government to be assigned or licensed to the United States; or

(b) an agreement between an employee and his employer which is not an employment agreement.

(4) Notwithstanding Subsection (1), an agreement is enforceable under Subsection (1) if the employee’s employment or continuation of employment is not conditioned on the employee’s acceptance of such agreement and the employee receives a consideration under such agreement which is not compensation for employment.

(5) Employment of the employee or the continuation of his employment is sufficient consideration to support the enforceability of an agreement under Subsection (2) whether or not the agreement recites such consideration.

(6) An employer may require his employees to agree to an agreement within the scope of Subsection (2) as a condition of employment or the continuation of employment.

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(7) An employer may not require his employees to agree to anything unenforceable under Subsection (1) as a condition of employment or the continuation of employment.

(8) Nothing in this chapter invalidates or renders unenforceable any employment agreement or provisions of an employment agreement unrelated to employment inventions.

If I am employed by the Company in the State of Washington, the following provision applies:

Washington Statute 49:44.140

(1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

(2) An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment.

(3) If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

If I am employed by the Company in the State of Wisconsin, the following provision applies:

In accordance with Wisconsin law, this Agreement does not obligate me to assign or offer to assign to the Company any of my rights in any invention I have developed entirely on my own time without using Company’s equipment, supplies, facilities, trade secret information or Confidential Information. Provided, however, Company shall own inventions that either; (i) relate, at the time of the conception or reduction to practice, to Company’s activities or actual or demonstrably anticipated research or development; or (ii) result from any work I performed for Company. I will advise Company promptly in writing of any inventions I believe should be an exception to this Agreement.

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Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of the 23rd day of October, 2021 by and between Dr. Ramesh Balakrishnan (the “Executive”) and UpHealth, Inc. (the “Company”; the Executive and the Company are collectively referred to as the “Parties”).

RECITALS

WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company on the terms contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Employment

1.1

Title. The Executive will have the title of Chief Executive Officer (CFO) and the Executive shall serve in such other capacity or capacities commensurate with his position as the Board of Directors of the Company (hereinafter referred to as the “Board”) may from time to time prescribe.

1.2

Duties. The Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and shall have the authority and responsibilities which are generally associated with the position of CEO, including but not limited to the responsibilities identified on Appendix A. The Executive shall report to the Board.

1.3

Policies and Practices. The employment relationship between the Parties shall be governed by this Agreement and the policies and practices established by the Company and the Board. In the event that the terms of this Agreement differ from or are in conflict with the Company’s policies or practices or the Company’s employee handbook, this Agreement shall control.

1.4

Location. The Executive shall perform the services the Executive is required to perform pursuant to this Agreement at the Company’s offices in, or near, San Francisco, California or in accordance with the Company’s policies for remote work. Notwithstanding anything to the contrary in this Section 1.4, the Executive agrees to abide by any policies with respect to remote working or in-office requirements that the Company may put in place in connection with or as a result of the COVID-19 pandemic.

1.5	The Company may from time to time require the Executive to travel temporarily to other locations outside of San Francisco, California in connection with the Company’s business.

2.	Loyalty of Executive.

2.1

Loyalty. During the Executive’s employment with the Company, the Executive shall devote the Executive’s business energies, interest, abilities and productive time to the proper and efficient performance of Executive’s duties under this Agreement.

2.2

No Conflicting Employment. The Executive shall devote his full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, Executive may engage in any civic, not-for-profit, and other activities so long as such activities are disclosed to the Board and do not materially interfere with the performance of his duties hereunder or present a conflict of interest with the Company.

2.3

Agreement not to Participate in Company’s Competitors. During the term of this Agreement, the Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Executive to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its affiliates. Notwithstanding the foregoing, the Executive may invest and/or maintain investments in any public or private entity up to an amount of 2% of an entity’s fully diluted shares and on a passive basis.

3.	Compensation to Executive.

3.1

Base Salary. The Company shall pay the Executive a base salary at the initial annualized rate of $408,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “Base Salary”). Such Base Salary shall be paid in accordance with the Company’s standard payroll practice. The Executive’s Base Salary shall be retroactive to June 9, 2021. Executive’s Base Salary will be reviewed annually, and the Executive shall be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary shall become the Base Salary for purposes of this Agreement. Any material reduction in the Base Salary of the Executive, without his written consent, may be deemed grounds for resignation for Good Reason as set forth in and subject to Section 4.5.2 of this Agreement.

3.2

Discretionary Bonus. Provided the Executive meets the conditions stated in this Section 3.2, the Executive shall be eligible for an annual discretionary bonus (hereinafter referred to as the “Bonus”) with a target amount of one hundred percent (100%) of the Executive’s Base Salary, subject to standard deductions and withholdings, based on the Board’s determination, in good faith, as to whether such performance milestones as are established by the Board or the Compensation Committee (hereinafter referred to as the “Performance Milestones”) have been achieved. The Performance Milestones will be based on certain factors including, but not limited to, the Executive’s performance and the Company’s performance and shall be consistent with the methodology for other C-suite executives. The Executive’s Bonus target will be reviewed annually and may be adjusted by the Board or the Compensation Committee in its discretion. The Executive must be employed on the date the Bonus is paid to be eligible for the Bonus, subject to the termination provisions thereof. The Bonus shall be paid during the calendar year following the performance calendar year.

3.3

Equity Awards. As an inducement to the Executive’s commencement of employment with the Company, and subject to approval by the Compensation Committee, the Executive will be granted an equity award as an “Initial Awards” pursuant to and subject to the terms of the Company’s 2021 Equity Incentive Plan (“2021 Equity Plan”) and the form of restricted stock unit award agreements, in the forms to be provided to Executive (collectively the “Equity Plan Documents”) and compliance with applicable securities laws:

3.3.1

Initial Award. A restricted stock unit (“RSU”) award in respect of a number of shares of common stock of the Company having a fair value of $1,500,000 as calculated using the Company’s closing share price on the date of grant (the “Initial Award”). Fifty percent (50%) of the Initial Award of RSUs will vest subject to the Executive’s continued provision of services to the Company as further detailed below (the “Time-Based RSUs”) and fifty percent (50%) of the Initial Award of RSUs will vest subject to the attainment of certain performance based metrics established by the Compensation Committee of the Board (the “Performance-Based RSUs”). Subject to Executive’s continued provision of services to the Company through the applicable vesting dates, the Initial Award of Time-Based RSUs shall vest as follows: vest in accordance with the following schedule, as described in the applicable restricted stock unit agreement: 33% will vest on May 1, 2022 (the “Cliff Date”) and the remaining 66% will vest in equal quarterly installments on each August 1st, November 1st, February 1st and May 1st over the two years following the Cliff Date, such that the Time-Based RSUs will be 100% vested on the second anniversary of the Cliff Date and in each case subject to the Executive’s continued services with the Company through each such applicable vesting date.

3.3.2

Additional Equity Grants. Executive will be eligible to receive any additional grants of equity awards under the 2021 Equity Plan or any successor plan, as determined at the sole discretion of the Compensation Committee.

3.4	Taxes. All amounts paid under this Agreement to the Executive by the Company will be paid less applicable tax withholdings and any other withholdings required by law or authorized by the Executive.

3.5

Benefits. The Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees, including unlimited Paid Time Off subject to the terms and conditions of the Company’s PTO Policy. Executive acknowledges that the benefits offered by the Company may change from time to time.

4.	Termination.

4.1

Employment is At-Will. The Executive’s employment with the Company is “at will” and is terminable by the Company at any time and for any reason or no reason, including but not limited to the following conditions:

4.1.1

Termination for Death or Disability. The Executive’s employment with the Company shall terminate effective upon the date of the Executive’s death or “Complete Disability” (as defined in Section 4.5.1), provided, however, that this Section 4.1.1 shall in no way limit the Company’s obligations to provide such reasonable accommodations to the Executive as may be required by law.

4.1.2

Termination by the Company For Cause. The Company may terminate the Executive’s employment under this Agreement for “Cause” (as defined in Section 4.5.3) by delivery of written notice to the Executive specifying the Cause or Causes relied upon for such termination. Any notice of termination given pursuant to this Section 4.1.2 shall effect termination as of the date of the notice or such date as specified in the notice. The Executive shall have the right to appear before the CEO before any termination for Cause becomes effective and binding upon the Executive.

4.1.3

Termination by the Company Without Cause. The Company may terminate the Executive’s employment under this Agreement at any time and for any reason or no reason subject to the requirements set out in Section 4.4 of this Agreement. Such termination shall be effective on the date the Executive is so informed or as otherwise specified by the Company, pursuant to notice requirements set forth in Section 6 of this Agreement.

4.2	Termination By The Executive. The Executive may terminate his employment with the Company at any time and for any reason or no reason, including, but not limited, to the following conditions:

4.2.1

Good Reason. The Executive may terminate his employment under this Agreement for “Good Reason” (as defined below in Section 4.5.2) by delivery of written notice to the Company specifying the Good Reason relied upon by the Executive for such termination in accordance with the requirements of such section.

4.2.2

Without Good Reason. The Executive may terminate the Executive’s employment hereunder for other than Good Reason upon sixty (60) days’ written notice to the Company. Notwithstanding the foregoing, in the event that the Executive gives written notice of termination to the Company, the Company may unilaterally accelerate the date of termination and such acceleration shall not result in a termination by the Company for purposes of this Agreement.

4.3

Termination by Mutual Agreement of the Parties. The Executive’s employment pursuant to this Agreement may be terminated at any time upon a mutual agreement in writing of the Parties. Any such termination of employment shall have the consequences specified in such mutual agreement.

4.4

Compensation to Executive Upon Termination. In connection with any termination of the Executive’s employment for any reason, the Executive or the Executive’s estate, as applicable, shall be entitled to any amounts payable to the Executive or the Executive’s beneficiaries subject to and accordance with the terms of the Company’s employee welfare benefit plans or policies (excluding any severance pay).

4.4.1

With Cause or Without Good Reason. If the Executive’s employment shall be terminated by the Company for Cause, or if the Executive terminates employment hereunder without Good Reason, or terminates due to Executive’s death or Complete Disability, or for any other reason other than due to a termination without Cause or Good Reason resignation, the Company shall pay the Executive’s Base Salary, accrued but unpaid business expenses and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination (the “Accrued Amounts”), less standard deductions and withholdings.

4.4.2	Without Cause or For Good Reason.

4.4.2.1

Not in Connection With a Change in Control. If the Company terminates the Executive’s employment without Cause or the Executive terminates his employment for Good Reason, and Section 4.4.2.2 below does not apply, the Company shall pay the Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty (30) days after the date of termination. In addition, subject to the limitations stated in this Agreement and upon the Executive’s furnishing to the Company an executed waiver and release of claims (in a form satisfactory to the Company) (the “Release”) within the applicable time period set forth therein, but in no event later than forty-five days following termination of employment and permitting such Release to become effective in accordance with its terms (the “Release Effective Date”), and subject to Executive continuing to comply with his obligations pursuant to the Proprietary Information and Inventions Agreement (a copy of which is attached as Exhibit A) Executive shall be paid or entitled to receive, as applicable, the following:

(a)

the equivalent of one (1) times the Executive’s annual Base Salary in effect at the time of termination, less standard deductions and withholdings to be paid in a lump sum on the first regular payroll date following the Release Effective Date;

(b)

the Executive shall also be paid a pro-rated portion of his target Bonus amount for the year of termination, if any such Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course when determinations are made for all officers and employees of the Company based upon the metrics associated with such Bonus (the “Bonus Determination Date”) (pro-rated based upon the portion of the calendar year that the Executive was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten (10) days after the Bonus Determination Date, subject to any delay in payment required by Section 4.6 in connection with the Release Effective Date; and

(c)

in the event the Executive timely elects continued coverage under COBRA, the Company will pay the Executive’s COBRA health insurance premium, including any amounts that Company paid for benefits to the qualifying family members of the Executive, following the date of termination up until the earlier of either (i) the end of twelve (12) months following the termination date or, (ii) the date on which the Executive begins full-time employment with another company or business entity which offers comparable health insurance coverage to the Executive (such period, the “Non Change in Control COBRA Payment Period”). Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the Company cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof pay Executive a taxable cash amount, which payment shall be made regardless of whether the Executive or his qualifying family members elect COBRA continuation coverage (the “Health Care Benefit Payment”). The Health Care Benefit Payment shall be paid in monthly or bi-weekly installments on the same schedule that the COBRA premiums would otherwise have been paid to the insurer. The Health Care Benefit Payment shall be equal to the amount that the Company otherwise would have paid for COBRA insurance premiums (which amount shall be calculated based on the premium for the first month of coverage), and shall be paid until the expiration of the Non Change in Control COBRA Payment Period.

4.4.2.2

In Connection With a Change in Control. If the Company (or its successor) terminates the Executive’s employment without Cause or the Executive terminates his employment for Good Reason within the period commencing three (3) months immediately prior to a Change in Control of the Company and ending twelve (12) months immediately following a Change in Control of the Company (as defined in Section 4.5.4 of this Agreement), the Executive shall receive the Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty (30) days after the date of termination. In addition, subject to the limitations stated in this Agreement and upon the Executive’s furnishing to the Company (or its successor) an executed Release within the applicable time period set forth therein, but in no event later than forty-five days following termination of employment and permitting such Release to become effective in accordance with its terms, the Executive shall be entitled to:

(a)

the equivalent of one (1) times the Executive’s annual Base Salary in effect at the time of termination less standard deductions and withholdings to be paid in a lump sum on the first regular payroll date following the Release Effective Date;

(b)

(i) an amount equal to one (1) times Executive’s target Bonus in effect for the year of termination, or if none, one (1) times the last target Bonus in effect for Executive, less standard deductions and withholdings, to be paid in a lump sum on the first regular payroll date following the Release Effective Date, plus (ii) a pro-rated portion of Executive’s target Bonus amount for the year of termination, if any, provided such Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course when determinations are made for all officers and employees of the Company based upon the metrics associated with such Bonus (the “Bonus Determination Date”) (pro-rated based upon the portion of the calendar year that the Executive was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten (10) days after the Bonus Determination Date, subject to any delay in payment required by Section 4.6 in connection with the Release Effective Date;

(c)

in the event the Executive timely elects continued coverage under COBRA, the Company will pay the Executive’s COBRA health insurance premium, including any amounts that Company paid for benefits to the qualifying family members of the Executive, for the Change in Control Severance Period. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the Company cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof pay Executive the Health Care Benefit Payment, which payment shall be made regardless of whether the Executive or his qualifying family members elect COBRA continuation coverage. The Health Care Benefit Payment shall be paid in monthly or bi-weekly installments on the same schedule that the COBRA premiums would otherwise have been paid to the insurer. The Health Care Benefit Payment shall be equal to the amount that the Company otherwise would have paid for COBRA insurance premiums (which amount shall be calculated based on the premium for the first month of coverage), and shall be paid until the expiration of the Change in Control Severance Period.

4.4.2.3

No Duplication of Benefits; Interpretation. For the avoidance of doubt, in no event will Executive be entitled to benefits under Section 4.4.2.1 and Section 4.4.2.2. If Executive commences to receive benefits under Section 4.4.2.1 due to a qualifying termination prior to a Change in Control and thereafter becomes entitled to benefits under Section 4.4.2.2, any benefits provided to Executive under Section 4.4.2.1 shall offset the benefits to be provided to Executive under Section 4.4.2.2 and shall be deemed to have been provided to Executive pursuant to Section 4.4.2.2. In all cases, any severance benefits provided for herein shall be calculated without giving effect to any reductions in compensation that would give rise to Executive’s right to resign for Good Reason.

4.4.3	Equity Award Acceleration.

4.4.3.1

Not in Connection With a Change in Control. In the event that the Executive’s employment is terminated without Cause or for Good Reason and Section 4.4.3.2 below does not apply, or, in the event of the Executive’s death or Complete Disability, the vesting of any equity awards granted to Executive that vest solely subject to Executive’s continued services to the Company (the “Time-Based Vesting Equity Awards”) shall be fully accelerated such that on the effective date of such termination one hundred percent (100%) of any Time-Based Vesting Equity Awards granted to Executive prior to such termination shall be fully vested and immediately exercisable, if applicable, by the Executive. Treatment of any performance based vesting equity awards will be governed solely by the terms of the agreements under which such awards were granted and will not be eligible to accelerate vesting pursuant to the foregoing provision.

4.4.3.2

In Connection With a Change in Control. In the event that the Executive’s employment is terminated without Cause or for Good Reason within the three (3) months immediately preceding or during the twelve (12) months immediately following a Change in Control of the Company (as defined in Section 4.5.4 of this Agreement), the vesting of any Time-Based Vesting Equity Awards shall be fully accelerated such that on the effective date of such termination (or if later, the date of the Change in Control) one hundred percent (100%) of any Time-Based Vesting Equity Awards granted to Executive prior to such termination shall be fully vested and immediately exercisable, if applicable, by the Executive. Treatment of any performance based vesting equity awards will be governed solely by the terms of the agreements under which such awards were granted and will not be eligible to accelerate vesting pursuant to the foregoing provision.

4.4.3.3

Release and Waiver. Any equity vesting acceleration pursuant to this Section 4.4.3 shall be conditioned upon and subject to delivery by the Executive (or in the case of Executive’s death, the executor of Executive’s estate, or in the case of Executive’s Complete Disability wherein Executive lacks the capacity to act on his own behalf, Executive’s legal representative) to the Company of a fully effective Release in accordance with the terms specified by Section 4.4.3 hereof and such vesting acceleration benefit shall be in addition to the benefits provided by Section 4.4.2 hereof.

4.5	Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

4.5.1

“Complete Disability” shall mean the inability of the Executive to perform the Executive’s duties under this Agreement, whether with or without reasonable accommodation, because the Executive has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when the Executive becomes disabled, the term “Complete Disability” shall mean the inability of the Executive to perform the Executive’s duties under this Agreement, whether with or without reasonable accommodation, by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician, determines to have incapacitated the Executive from satisfactorily performing all of the Executive’s usual services for the Company, with or without reasonable accommodation, for a period of at least one hundred eighty (180) days during any twelve (12) month period that need not be consecutive.

4.5.2

“Good Reason” for the Executive to terminate the Executive’s employment hereunder shall mean the occurrence of any of the following events without the Executive’s consent: (i) a material adverse change in the Executive’s title or a material reduction in the Executive’s duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction,; (ii) the relocation of the Executive’s primary work location to a point more than fifty (50) miles from the Executive’s current work location set forth in Section 1.5; (iii) a material reduction by the Company of the Executive’s base salary or annual target Bonus opportunity, without the written consent of the Executive, as initially set forth herein or as the same may be increased from time to time pursuant to this Agreement, except for across-the-board salary reductions implemented prior to a Change in Control which are implemented based on the Company’s financial performance and similarly affecting all or substantially all senior management employees of the Company; and (iv) a material breach by the Company of the terms of this Agreement. Provided, however that, such termination by the Executive shall only be deemed for Good Reason pursuant to the foregoing definition if (i) the Company is given written notice from the Executive within sixty (60) days following the occurrence of the condition that he considers to constitute Good Reason describing the condition and the Company fails to satisfactorily remedy such condition within thirty (30) days following such written notice, and (ii) the Executive terminates employment within thirty (30) days following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.

4.5.3

“Cause” for the Company to terminate Executive’s employment hereunder shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board or a committee designated by the Board: (i) the Executive’s gross negligence or willful failure to substantially perform his duties and responsibilities to the Company or willful and deliberate violation of a Company policy; (ii) the Executive’s conviction of a felony or the Executive’s commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company,; (iii) the Executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party that the Executive owes an obligation of nondisclosure as a result of the Executive’s relationship with the Company; and (iv) the Executive’s willful and deliberate breach of this Agreement that causes or could reasonably be expected to cause material injury to the business of the Company.

4.5.4

For purposes of this Agreement, “Change in Control” means: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent; (iii) a reverse merger in which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities of the surviving entity’s parent, cash or otherwise, and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Company or, where the Company is a wholly-owned subsidiary of another entity, the Company’s parent; or (iv) an acquisition by any person, entity or group (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership of securities of the Company representing at least seventy-five percent (75%) of the combined voting power entitled to vote in the election of Directors; provided, however, that nothing in this paragraph shall apply to a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

4.6

Application of Internal Revenue Code Section 409A. Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under this Agreement (the “Severance Benefits”) that constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) shall not commence in connection with Executive’s termination of employment unless and until Executive has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h) (“Separation From Service”), unless the Company reasonably determines that such amounts may be provided to Executive without causing Executive to incur the additional 20% tax under Section 409A.

It is intended that each installment of the Severance Benefits payments provided for in this Agreement is a separate “payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). For the avoidance of doubt, it is intended that payments of the Severance Benefits set forth in this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulation Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). However, if the Company (or, if applicable, the successor entity thereto) determines that the Severance Benefits constitute “deferred compensation” under Section 409A and Executive is, on the termination of service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Severance Benefit payments shall be delayed until the earlier to occur of: (i) the date that is six months and one day after Executive’s Separation From Service, or (ii) the date of Executive’s death (such applicable date, the “Specified Employee Initial Payment Date”), the Company (or the successor entity thereto, as applicable) shall (A) pay to Executive a lump sum amount equal to the sum of the Severance Benefit payments that Executive would otherwise have received through the Specified Employee Initial Payment Date if the commencement of the payment of the Severance Benefits had not been so delayed pursuant to this Section and (B) commence paying the balance of the Severance Benefits in accordance with the applicable payment schedules set forth in this Agreement.

Notwithstanding anything to the contrary set forth herein, Executive shall receive the Severance Benefits described above, if and only if Executive duly executes and returns to the Company within the applicable time period set forth therein, but in no event more than forty-five days following Separation From Service, a Release and permits the release of claims contained therein to become effective in accordance with its terms (such latest permitted date, the “Release Deadline”). If the severance benefits are not covered by one or more exemptions from the application of Section 409A and the Release could become effective in the calendar year following the calendar year in which Executive separates from service, the Release will not be deemed effective any earlier than the Release Deadline. Notwithstanding any other payment schedule set forth in this Agreement, none of the Severance Benefits will be paid or otherwise delivered prior to the effective date (or deemed effective date) of the Release. Except to the extent that payments may be delayed until the Specified Employee Initial Payment Date pursuant to the preceding paragraph, on the first regular payroll pay day following the effective date of the Release, the Company will pay Executive the Severance Benefits Executive would otherwise have received under the Agreement on or prior to such date but for the delay in payment related to the effectiveness of the Release, with the balance of the Severance Benefits being paid as originally scheduled.

The severance benefits are intended to qualify for an exemption from application of Section 409A or comply with its requirements to the extent necessary to avoid adverse personal tax consequences under Section 409A, and any ambiguities herein shall be interpreted accordingly.

4.7

Application of Internal Revenue Code Section 280G. If any payment or benefit Executive would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for Executive. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

In the event it is subsequently determined by the Internal Revenue Service that some portion of the Reduced Amount as determined pursuant to clause (x) in the preceding paragraph is subject to the Excise Tax, Executive agrees to promptly return to the Company a sufficient amount of the Payment so that no portion of the Reduced Amount is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount is determined pursuant to clause (y) in the preceding paragraph, Executive will have no obligation to return any portion of the Payment pursuant to the preceding sentence.

Unless Executive and the Company agree on an alternative accounting firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The Company shall use commercially reasonable efforts to cause the accounting firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to Executive and the Company within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by Executive or the Company) or such other time as requested by Executive or the Company.

4.8

Proprietary Information and Inventions Agreement. The Executive shall execute the Company’s Proprietary Information and Inventions Agreement the terms of which shall govern the terms of Executive’s employment, and a copy of which is attached as Exhibit A.

4.9

No Mitigation or Offset. The Executive shall not be required to seek or accept other employment, or otherwise to mitigate damages, as a condition to receipt of the Severance Benefits, and the Severance Benefits shall not be offset by any amounts received by the Executive from any other source, except to the extent that the Executive’s rights to the benefits described in Sections 4.4.2.1 or 4.4.2.2, as applicable, are terminated by reason of the Executive obtaining full-time employment with another company or business entity which offers comparable health insurance coverage.

5.

Assignment and Binding Effect. This Agreement shall be binding upon the Executive and the Company and inure to the benefit of the Executive and the Executive’s heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of the Executive’s duties under this Agreement, neither this Agreement nor obligations under this Agreement shall be assignable by the Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives, provided that this Agreement may only be assigned to an acquirer of all or substantially all of the Company’s assets. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

6.

Notice. For the purposes of this Agreement, notices, demands, and all other forms of communication provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by registered mail, return receipt requested, postage prepaid, or by confirmed facsimile, addressed as set forth below, or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of address shall be effective only upon receipt, as follows:

If to the Company:

UpHealth, Inc.

14000 S. Military Trail, Suite 203

Delray Beach, Florida 33484

Attention: Dr. Avi Katz, Co-Chairman of the Board of Directors

If to the Executive:

Ramesh Balakrishnan

***

Any such written notice shall be deemed given on the earlier of the date on which such notice is personally delivered or five (5) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving written notice to the other Party in the manner specified in this section.

7.

Choice of Law; Consent to Jurisdiction. This Agreement shall be construed under and be governed in all respects by the laws of the State of California, without giving effect to the conflict of laws principles of such state. The parties irrevocably consent and submit to the jurisdiction of any local, state or federal court within Santa Clara County and in the State of California for the enforcement of this Agreement. The parties irrevocably waive any objection she may have to venue in the defense of an inconvenient forum to the maintenance of such actions or proceedings to enforce this Agreement.

8.

Integration. This Agreement, including Exhibit A, the 2021 Equity Incentive Plan and the Equity Plan Documents, contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of the Executive’s employment and the termination of Executive’s employment, and supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties.

9.	Amendment. This Agreement cannot be amended or modified except by a written agreement signed by the Executive and the Company.

10.

Waiver. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

11.

Severability. The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision, which most accurately represents the Parties’ intention with respect to the invalid, unenforceable, or illegal term or provision.

12.	Interpretation. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement.

13.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

UPHEALTH, INC.

Dated: 10/23/2021	By:	/s/ Dr. Avi Katz
	Name:	Dr. Avi Katz
	Title:	Co-Chairman of the Board of Directors

Dated: Oct 23, 2021	/s/ Dr. Ramesh Balakrishnan
Dr. Ramesh Balakrishnan

EXHIBIT A

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EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

This Agreement sets forth in writing certain understandings and procedures applicable to my employment with UpHealth, Inc. (the “Company”) and these understandings and procedures apply from the date of my initial employment with Company (my “Employment Date”) even if this Agreement is signed by me and Company after the Employment Date.

1. Duties. In return for the compensation and benefits now and hereafter paid or provided to me, I hereby agree to perform those duties for Company as Company may designate from time to time. During my employment with Company, I further agree that I will (i) devote my best efforts to the interests of Company, and (ii) not engage in other employment or in any conduct that could either be in direct conflict with Company’s interests or that could cause a material and substantial disruption to Company and (iii) otherwise abide by all of Company’s policies and procedures as they may be established and updated from time to time. Furthermore, I will not (a) reveal, disclose or otherwise make available to any unauthorized person any Company password or key, whether or not the password or key is assigned to me or (b) obtain, possess or use in any manner a Company password or key that is not assigned to me. I will use my best efforts to prevent the unauthorized use of any laptop or personal computer, peripheral device, cell phone, smartphone, personal digital assistant (PDA), software or related technical documentation that the Company issues to me. I will not input, load or otherwise attempt any unauthorized use of software in any Company computer or other device, whether or not the computer or device is assigned to me.

2. “Proprietary Information” Definition. “Proprietary Information” means (a) any information that is confidential or proprietary, technical or non-technical information of Company, including for example and without limitation, information that is a Company Innovation or is related to any Company Innovations (as defined in Section 5 below), concepts, techniques, processes, methods, systems, designs, computer programs, source documentation, trade secrets, formulas, development or experimental work, work in progress, forecasts, proposed and future products, marketing plans, business plans, customers and suppliers, employee information (such as compensation data and performance reviews) and any other nonpublic information that has commercial value and (b) any information Company has received from others that Company is obligated to treat as confidential or proprietary, which may be made known to me by Company, a third party or otherwise that I may learn during my employment with Company.

3. Ownership and Nondisclosure of Proprietary Information. All Proprietary Information and all worldwide patents (including, but not limited to, any and all patent applications, patents, continuations, continuation-in-parts, reissues, divisionals, substitutions, and extensions), copyrights, mask works, trade secrets and other worldwide intellectual property and other rights in and to the Proprietary Information are the property of Company, Company’s assigns, Company’s customers and Company’s suppliers, as applicable. Subject to Section 12 (Defend Trade Secrets Act), I will not disclose any Proprietary Information to anyone outside Company, and I will use and disclose Proprietary Information to those inside Company only as necessary to perform my duties as an employee of Company. Nothing in this Agreement will limit my ability to provide truthful information to any government agency regarding potentially unlawful conduct. If I have any questions as to whether information is Proprietary Information, or to whom, if anyone, inside Company, any Proprietary Information may be disclosed, I will ask my manager at Company.

4. “Innovations” Definition. In this Agreement, “Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress.

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5. Disclosure and License of Prior Innovations. I have listed on Exhibit A (Prior Innovations) attached hereto all Innovations relating in any way to Company’s business or demonstrably anticipated research and development or business (the “Company-Related Innovations”), that were conceived, reduced to practice, created, derived, developed, or made (collectively, “Created”) by me alone or jointly with others prior to my Employment Date and to which I retain any ownership rights or interest (these Company-Related Innovations collectively referred to as the “Prior Innovations”). I represent that I have no rights in any Company-Related Innovations other than those Prior Innovations listed in Exhibit A (Prior Innovations). If nothing is listed on Exhibit A (Prior Innovations), I represent that there are no Prior Innovations as of my Employment Date. I hereby grant to Company and Company’s designees a royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Innovations (including without limitation any Company-Related Innovations) owned by me or in which I have any other right or interest that I incorporate, or permit to be incorporated, in any Innovations that I, solely or jointly with others, create, derive, conceive, develop, make or reduce to practice within the scope of my employment with Company or with the use of any Company resources, facilities, equipment, or information (including without limitation Company Confidential Information) (the “Company Innovations”). Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, any Innovations that I own or in which I have any other right or interest in any Company Innovations without Company’s prior written consent.

6. Disclosure and Assignment of Company Innovations. I will promptly disclose and describe to Company all Company Innovations. I hereby do and will irrevocably assign to Company or Company’s designee all my right, title, and interest in and to any and all Company Innovations, which assignment operates automatically upon the earliest of the Creation of the Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by me to Company, I hereby grant to Company an exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit those non-assignable rights, title and interest, including, but not limited to, the right to make, use, sell, offer for sale, import, have made, and have sold, the Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations can neither be assigned nor licensed by me to Company (including non-assignable moral rights), I hereby irrevocably waive and agree never to assert the non-assignable and non-licensable rights, title and interest against Company, any of Company’s successors in interest, or any of Company’s customers.

7. Future Innovations. I will disclose promptly in writing to Company all Innovations conceived, reduced to practice, created, derived, developed, or made by me during my employment with Company and for three (3) months thereafter, whether or not I believe the Innovations are subject to this Agreement, to permit a determination by Company as to whether or not the Innovations are or should be considered Company Innovations. Company will receive that information in confidence.

8. Notice of Nonassignable Innovations to Employees in California and other states. This Agreement does not apply to an Innovation that qualifies fully as a non-assignable invention under the provisions of Section 2870 of the California Labor Code as well as the other states identified in Exhibit B. I have reviewed the notification in Exhibit B (Limited Exclusion Notification) and agree that my signature on this Agreement acknowledges receipt of the notification.

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9. Cooperation in Perfecting Rights to Company Innovations. I agree to perform, during and after my employment, all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations and all intellectual property rights therein as provided to Company under this Agreement. If Company is unable for any reason to secure my signature to any document required to file, prosecute, register or memorialize the assignment of any rights or application or to enforce any right under any Company Innovations as provided under this Agreement, I hereby irrevocably designate and appoint Company and Company’s duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of rights under the Innovations, all with the same legal force and effect as if executed by me. The foregoing is deemed a power coupled with an interest and is irrevocable.

10. Return of Materials. At any time upon Company’s request, and when my employment with Company is over, I will return all materials (including, without limitation, documents, drawings, papers, diskettes and tapes) containing or disclosing any Proprietary Information (including all copies thereof), as well as any keys, pass cards, identification cards, computers, printers, pagers, cell phones, smartphones, personal digital assistants or similar items or devices that Company has provided to me. I will provide Company with a written certification of my compliance with my obligations under this Section.

11. No Violation of Rights of Third Parties. During my employment with Company, I will not (a) breach any agreement to keep in confidence any confidential or proprietary information, knowledge or data acquired by me prior to my employment with Company or (b) disclose to Company, or use or induce Company to use, any confidential or proprietary information or material belonging to any previous employer or any other third party. I am not currently a party, and will not become a party, to any other agreement that is in conflict, or will prevent me from complying, with this Agreement.

12. Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, I acknowledge that I shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and may use the trade secret information in the court proceeding, if I (X) file any document containing the trade secret under seal and (Y) do not disclose the trade secret, except pursuant to court order.

13. Survival. This Agreement (a) shall survive my employment by Company; (b) does not in any way restrict my right to resign or the right of Company to terminate my employment at any time, for any reason or for no reason; (c) inures to the benefit of successors and assigns of Company; and (d) is binding upon my heirs and legal representatives.

14. Injunctive Relief. I agree that if I violate this Agreement, Company will suffer irreparable and continuing damage for which money damages are insufficient, and Company is entitled to injunctive relief, a decree for specific performance, and all other relief as may be proper (including money damages if appropriate), to the extent permitted by law, without the need to post a bond.

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15. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; ; (d) by email, effective (A) when the sender receives an automated message from the recipient confirming delivery or (B) one hour after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever happens first, but if the delivery or receipt is on a day which is not a business day or is after 5:00 pm (addressee’s time) it is deemed to be received at 9:00 am on the following business day; or (e) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to me shall be sent to any address in Company’s records or other address as I may provide in writing. Notices to Company shall be sent to Company’s Human Resources Department or to another address as Company may specify in writing.

16. Governing Law; Forum. The laws of the United States of America and the State of [California] govern all matters arising out of or relating to this Agreement without giving effect to any conflict of law principles. Company and I each irrevocably consent to the exclusive personal jurisdiction of the federal and state courts located in San Francisco County County, California, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of the federal or state courts located in San Francisco County County, California, personal jurisdiction will be nonexclusive. Additionally, notwithstanding anything in the foregoing to the contrary, a claim for equitable relief arising out of or related to this Agreement may be brought in any court of competent jurisdiction. For the avoidance of doubt, the foregoing terms will control over any conflicting terms in my offer letter.

17. Severability. If an arbitrator or court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to provide Company the maximum protection permitted by applicable law and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected.

18. Waiver; Modification. If Company waives any term, provision or breach by me of this Agreement, such waiver shall not be effective unless it is in writing and signed by Company. No waiver shall constitute a waiver of any other or subsequent breach by me. This Agreement may be modified only if both Company and I consent in writing.

19. Assignment. The rights and benefits of this Agreement shall extend to all successors and assigns of the Company, whether by merger, reorganization, sale of assets, operation of law or otherwise.

20. Entire Agreement. This Agreement, including any agreement to arbitrate claims or disputes relating to my employment that I may have signed in connection with my employment by Company, represents my entire understanding with Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral.

I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

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“COMPANY”		“EMPLOYEE”

UPHEALTH

By:	/s/ Dr. Avi Katz	By:	/s/ Ramesh Balakrishnan
Name: Dr. Avi Katz		Dr. Ramesh Balakrishnan
Title: Co-Chairman of the Board of Directors
Dated:	10/23/2021	Dated:	Oct 23, 2021

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Exhibit A

PRIOR INNOVATIONS

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Exhibit B

If I am employed by the Company in the State of California, the following provision applies:

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any invention that you developed entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to Company’s business, or actual or demonstrably anticipated research or development of Company; or

(2) Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding Section, the provision is against the public policy of California and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between Company and the United States or any of its agencies requiring full title to a patent or invention to be in the United States.

If I am employed by the Company in the State of Delaware, the following provision applies:

Delaware Code, Title 19, § 805. Employee’s right to certain inventions.

Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of the employee’s rights in an invention to the employee’s employer shall not apply to an invention that the employee developed entirely on the employee’s own time without using the employer’s equipment, supplies, facility or trade secret information, except for those inventions that: (i) relate to the employer’s business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and is unenforceable. An employer may not require a provision of an employment agreement made unenforceable under this section as a condition of employment or continued employment.

If I am employed by the Company in the State of Illinois, the following provision applies:

Illinois Compiled Statutes Chapter 765, Section 1060/2.

Sec. 2. Employee rights to inventions - conditions.

(1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection.

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(2) An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement.

(3) If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

If I am employed by the Company in the State of Kansas, the following provision applies:

Chapter 44.--LABOR AND INDUSTRIES

Article 1.--PROTECTION OF EMPLOYEES

44-130. Employment agreements assigning employee rights in inventions to employer; restrictions; certain provisions void; notice and disclosure.

(a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:

(1) The invention relates to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

(2) the invention results from any work performed by the employee for the employer.

(b) Any provision in an employment agreement which purports to apply to an invention which it is prohibited from applying to under subsection (a), is to that extent against the public policy of this state and is to that extent void and unenforceable. No employer shall require a provision made void and unenforceable by this section as a condition of employment or continuing employment.

(c) If an employment agreement contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer shall provide, at the time the agreement is made, a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:

(1) The invention relates directly to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

(2) the invention results from any work performed by the employee for the employer.

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(d) Even though the employee meets the burden of proving the conditions specified in this section, the employee shall disclose, at the time of employment or thereafter, all inventions being developed by the employee, for the purpose of determining employer and employee rights in an invention.

If I am employed by the Company in the State of Minnesota, the following provision applies:

Minnesota Statute Section 181.78. Subdivision 1.

Inventions not related to employment. Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

If I am employed by the Company in the State of New Jersey, the following provision applies:

New Jersey Statutes Section 34:1B-265.

1.a.(1) Any provision in an employment contract between an employee and employer, which provides that the employee shall assign or offer to assign any of the employee’s rights to an invention to that employer, shall not apply to an invention that the employee develops entirely on the employee’s own time, and without using the employer’s equipment, supplies, facilities or information, including any trade secret information, except for those inventions that: (a) relate to the employer’s business or actual or demonstrably anticipated research or development; or (b) result from any work performed by the employee on behalf of the employer.

If I am employed by the Company in the State of North Carolina, the following provision applies:

North Carolina General Statutes Section 66-57.1.

EMPLOYEE’S RIGHT TO CERTAIN INVENTIONS

Any provision in an employment agreement which provides that the employees shall assign or offer to assign any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employer’s equipment, supplies, facility or trade secret information except for those inventions that (i) relate to the employer’s business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and in unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this section.

If I am employed by the Company in the State of Utah, the following provision applies:

Utah Code, §§ 34-39-2 and 34-39-3

34-39-2. Definitions.

As used in this chapter:

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(1) “Employment invention” means any invention or part thereof conceived, developed, reduced to practice, or created by an employee which is:

(a) conceived, developed, reduced to practice, or created by the employee:

(i) within the scope of his employment;

(ii) on his employer’s time; or

(iii) with the aid, assistance, or use of any of his employer’s property, equipment, facilities, supplies, resources, or intellectual property;

(b) the result of any work, services, or duties performed by an employee for his employer;

(c) related to the industry or trade of the employer; or

(d) related to the current or demonstrably anticipated business, research, or development of the employer.

(2) “Intellectual property” means any and all patents, trade secrets, know-how, technology, confidential information, ideas, copyrights, trademarks, and service marks and any and all rights, applications, and registrations relating to them.

34-39-3. Scope of act -- When agreements between an employee and employer are enforceable or unenforceable with respect to employment inventions -- Exceptions.

(1) An employment agreement between an employee and his employer is not enforceable against the employee to the extent that the agreement requires the employee to assign or license, or to offer to assign or license, to the employer any right or intellectual property in or to an invention that is:

(a) created by the employee entirely on his own time; and

(b) not an employment invention.

(2) An agreement between an employee and his employer may require the employee to assign or license, or to offer to assign or license, to his employer any or all of his rights and intellectual property in or to an employment invention.

(3) Subsection (1) does not apply to:

(a) any right, intellectual property or invention that is required by law or by contract between the employer and the United States government or a state or local government to be assigned or licensed to the United States; or

(b) an agreement between an employee and his employer which is not an employment agreement.

(4) Notwithstanding Subsection (1), an agreement is enforceable under Subsection (1) if the employee’s employment or continuation of employment is not conditioned on the employee’s acceptance of such agreement and the employee receives a consideration under such agreement which is not compensation for employment.

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(5) Employment of the employee or the continuation of his employment is sufficient consideration to support the enforceability of an agreement under Subsection (2) whether or not the agreement recites such consideration.

(6) An employer may require his employees to agree to an agreement within the scope of Subsection (2) as a condition of employment or the continuation of employment.

(7) An employer may not require his employees to agree to anything unenforceable under Subsection (1) as a condition of employment or the continuation of employment.

(8) Nothing in this chapter invalidates or renders unenforceable any employment agreement or provisions of an employment agreement unrelated to employment inventions.

If I am employed by the Company in the State of Washington, the following provision applies:

Washington Statute 49:44.140

(1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

(2) An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment.

(3) If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

If I am employed by the Company in the State of Wisconsin, the following provision applies:

In accordance with Wisconsin law, this Agreement does not obligate me to assign or offer to assign to the Company any of my rights in any invention I have developed entirely on my own time without using Company’s equipment, supplies, facilities, trade secret information or Confidential Information. Provided, however, Company shall own inventions that either; (i) relate, at the time of the conception or reduction to practice, to Company’s activities or actual or demonstrably anticipated research or development; or (ii) result from any work I performed for Company. I will advise Company promptly in writing of any inventions I believe should be an exception to this Agreement.

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Exhibit 10.3

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement’’) is entered into as of the 24th day of October 2021 by and between Martin Beck (the “Executive”) and UpHealth, Inc. (the “Company”; the Executive and the Company are collectively referred to as the “Parties”).

RECITALS

WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company on the terms contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I.	Employment

1.1

Title. The Executive will have the title of Chief Financial Officer (CFO) and the Executive shall serve in such other capacity or capacities commensurate with his position as the Chief Executive Officer (CEO) of the Company may from time to time prescribe.

1.2

Duties. The Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and shall have the authority and responsibilities which are generally associated with the position of CFO. The Executive shall report to the CEO.

1.3

Policies and Practices. The employment relationship between the Parties shall be governed by this Agreement and the policies and practices established by the Company and its Board of Directors (hereinafter referred to as the “Board’).

1.4

Location. The Executive shall perform the services the Executive is required to perform pursuant to this Agreement at the Company’s offices in, or near, Delray Beach, Florida or in accordance with the Company’s policies for remote work. Notwithstanding anything to the contrary in this Section 1.4, the Executive agrees to abide by any policies with respect to remote working or in-office requirements that the Company may put in place in connection with or as a result of the COVlD-19 pandemic.

1.5	The Company may from time to time require the Executive to travel temporarily to other locations outside of Delray Beach, Florida in connection with the Company’s business.

2.	Loyalty of Executive.

2.1

Loyalty. During the Executive’s employment with the Company, the Executive shall devote the Executive’s business energies, interest, abilities and productive time to the proper and efficient performance of .Executive’s duties under this Agreement.

2.2

No Conflicting Employment. The Executive shall devote his full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, Executive may engage in any civic and not-for-profit activities so long as such activities are disclosed to the Board and do not materially interfere with the performance of his duties hereunder or present a conflict of interest with the Company. The Executive also may serve on one or more for-profit boards of directors so long as such activities do not require more than 30 hours in aggregate per quarter of Executive’s time, are disclosed to the Board and do not, in the Board’s good faith reasonable judgment, materially interfere with the performance of Executive’s duties hereunder or present a conflict of interest with the Company. The Executive has disclosed his current service on boards of directors (attached hereto as Exhibit A) and the Company has agreed to permit his continued service on such boards.

2.3

Agreement not to Participate in Company’s Competitors. During the term of this Agreement, the Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Executive to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its affiliates. Notwithstanding the foregoing, the Executive may invest and/or maintain investments in any public or private entity up to an amount of 2% of an entity’s fully diluted shares and on a passive basis.

3.	Compensation to Executive.

3.1

Base Salary. The Company shall pay the Executive a base salary at the initial annualized rate of $350,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “Base Salary”). Such Base Salary shall be paid in accordance with the Company’s standard payroll practice. The Executive’s Base Salary shall be retroactive to June 9, 2021. Executive’s Base Salary will be reviewed annually, and the Executive shall be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary shall become the Base Salary for purposes of this Agreement. Any material reduction in the Base Salary of the Executive, without his written consent, may be deemed grounds for resignation for Good Reason as set forth in and subject to Section 4.5.2 of this Agreement. The Company shall pay or reimburse the Executive for reasonable expenses incurred or paid by the Executive in the performance of his duties hereunder in accordance with the generally applicable policies and procedures of the Company, as in effect from time to time.

3.2

Discretionary Bonus. Provided the Executive meets the conditions stated in this Section 3.2, the Executive shall be eligible for an annual discretionary bonus (hereinafter referred to as the “Bonus”) with a target amount of seventy-five percent (75%) of the Executive’s Base Salary, subject to standard deductions and withholdings, based on the Board’s determination, in good faith, as to whether such performance milestones as are established by the Board or the Compensation Committee (hereinafter referred to as the “Performance Milestones”) have been achieved. The Performance Milestones will be based on certain factors including, but not limited to, the Executive’s performance and the Company’s performance and shall be consistent with the methodology for other C-suite executives. The Executive’s Bonus target will be reviewed annually and may be adjusted by the Board or the Compensation Committee in its discretion. The Executive must be employed on the date the Bonus is paid to be eligible for the Bonus, subject to the termination provisions thereof. The Bonus shall be paid during the calendar year following the performance calendar year.

3.3

Equity Awards. As an inducement to the Executive’s commencement of employment with the Company, and subject to approval by the Compensation Committee, the Executive will be granted an equity award as an “Initial Awards” pursuant to and subject to the terms of the Company’s 2021 Equity Incentive Plan (“2021 Equity Plan”) and the form of restricted stock unit award agreements, in the forms to be provided to Executive (collectively the “Equity Plan Documents”) and compliance with applicable securities laws:

3.3.1

Initial Award. A restricted stock unit (“RSU”) award in respect of a number of shares of common stock of the Company having a fair value of $850,000 as calculated using the Company’s closing share price on the date of grant (the “Initial Award”). Fifty percent (50%) of the Initial Award of RSUs will vest subject to the Executive’s continued provision of services to the Company as further detailed below (the “Time-Based RSUs”) and fifty percent (50%) of the Initial Award of RSUs will vest subject to the attainment of certain performance based metrics established by the Compensation Committee of the Board (the “Performance-Based RSUs”). Subject to Executive’s continued provision of services to the Company through the applicable vesting dates, the Initial Award of Time-Based RSUs shall vest as follows: vest in accordance with the following schedule, as described in the applicable restricted stock unit agreement: 33% will vest on May 1, 2022 (the “Cliff Date”) and the remaining 66% will vest in equal quarterly installments on each August 1st, November 1st, February 1st, and May 1st over the two years following the Cliff Date, such that the Time-Based RSUs will be 100% vested on the second anniversary of the Cliff Date and in each case subject to the Executive’s continued services with the Company through each such applicable vesting date.

3.3.2

Additional Equity Grants. Executive will be eligible to receive any additional grants of equity awards under the 2021 Equity Plan or any successor plan, as determined at the sole discretion of the Compensation Committee.

3.4	Taxes. All amounts paid under this Agreement to the Executive by the Company will be paid less applicable tax withholdings and any other withholdings required by law or authorized by the Executive.

3.5

Benefits. The Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees, including unlimited Paid Time Off subject to the terms and conditions of the Company’s PTO Policy. Executive acknowledges that the benefits offered by the Company may change from time to time.

4. Termination.

4.1

Employment is At-Will. The Executive’s employment with the Company is “at will” and is terminable by the Company at any time and for any reason or no reason, including but not limited to the following conditions:

4.1.1

Termination for Death or Disability. The Executive’s employment with the Company shall terminate effective upon the date of the Executive’s death or “Complete Disability” (as defined in Section 4.5.1), provided, however, that this Section 4.1.1 shall in no way limit the Company’s obligations to provide such reasonable accommodations to the Executive as may be required by law.

4.1.2

Termination by the Company For Cause. The Company may terminate the Executive’s employment under this Agreement for “Cause” (as defined in Section 4.5.3) by delivery of written notice to the Executive specifying the Cause or Causes relied upon for such termination. Any notice of termination given pursuant to this Section 4.1.2 shall effect termination as of the date of the notice or such date as specified in the notice. The Executive shall have the right to appear before the CEO before any termination for Cause becomes effective and binding upon the Executive.

4.1.3

Termination by the Company Without Cause. The Company may terminate the Executive’s employment under this Agreement at any time and for any reason or no reason subject to the requirements set out in Section 4.4 of this Agreement. Such termination shall be effective on the date the Executive is so informed or as otherwise specified by the Company, pursuant to notice requirements set forth in Section 6 of this Agreement.

4.2	Termination By The Executive. The Executive may terminate his employment with the Company at any time and for any reason or no reason, including, but not limited, to the following conditions:

4.2.1

Good Reason. The Executive may terminate his employment under this Agreement for “Good Reason” (as defined below in Section 4.5.2) by delivery of written notice to the Company specifying the Good Reason relied upon by the Executive for such termination in accordance with the requirements of such section.

4.2.2

Without Good Reason. The Executive may terminate the Executive’s employment hereunder for other than Good Reason upon sixty (60) days’ written notice to the Company. Notwithstanding the foregoing, in the event that the Executive gives written notice of termination to the Company, the Company may unilaterally accelerate the date of termination and such acceleration shall not result in a termination by the Company for purposes of this Agreement.

4.3

Termination by Mutual Agreement of the Parties. The Executive’s employment pursuant to this Agreement may be terminated at any time upon a mutual agreement in writing of the Parties. Any such termination of employment shall have the consequences specified in such mutual agreement.

4.4

Compensation to Executive Upon Termination. In connection with any termination of the Executive’s employment for any reason, the Executive or the Executive’s estate, as applicable, shall be entitled to any amounts payable to the Executive or the Executive’s beneficiaries subject to and accordance with the terms of the Company’s employee welfare benefit plans or policies (excluding any severance pay).

4.4.1

With Cause or Without Good Reason. If the Executive’s employment shall be terminated by the Company for Cause, or if the Executive terminates employment hereunder without Good Reason, or terminates due to Executive’s death or Complete Disability, or for any other reason other than due to a termination without Cause or Good Reason resignation, the Company shall pay the Executive’s Base Salary, accrued but unpaid business expenses and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination (the “Accrued Amounts”), less standard deductions and withholdings.

4.4.2	Without Cause or For Good Reason.

4.4.2.1

Not in Connection with a Change in Control. If the Company terminates the Executive’s employment without Cause or the Executive terminates his employment for Good Reason, and Section 4.4.2.2 below does not apply, the Company shall pay the Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty (30) days after the date of termination. In addition, subject to the limitations stated in this Agreement and upon the Executive’s furnishing to the Company an executed waiver and release of claims (in a form satisfactory to the Company) (the “Release”) within the applicable time period set forth therein, but in no event later than forty-five days following termination of employment and permitting such Release to become effective in accordance with its terms (the “Release Effective Date”), and subject to Executive continuing to comply with his obligations pursuant to the Proprietary Information and Inventions Agreement (a copy of which is attached as Exhibit A) the Executive shall be paid or entitled to receive, as applicable, the following:

(a)

the equivalent of one (1) times the Executive’s annual Base Salary in effect at the time of termination less standard deductions and withholdings, to be paid in a lump sum on the first regular payroll date following the Release Effective Date;

(b)

the Executive shall be paid a pro-rated portion of his target Bonus amount for the year of termination, if any such Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course when determinations are made for all officers and employees of the Company based upon the metrics associated with such Bonus (the “Bonus Determination Date”) (pro-rated based upon the portion of the calendar year that the Executive was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten (10) days after the Bonus Determination Date, subject to any delay in payment required by Section 4.6 in connection with the Release Effective Date; and

(c)

in the event the Executive timely elects continued coverage under COBRA, the Company will pay the Executive’s COBRA health insurance premium, including any amounts that Company paid for benefits to the qualifying family members of the Executive, following the date of termination up until the earlier of either (i) the end of twelve (12) months following his termination date or, (ii) the date on which the Executive begins full-time employment with another company or business entity which offers comparable health insurance coverage to the Executive (such period, the “Non Change in Control COBRA Payment Period”). Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the Company cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof pay Executive a taxable cash amount, which payment shall be made regardless of whether the Executive or his qualifying family members elect COBRA continuation coverage (the “Health Care Benefit Payment”). The Health Care Benefit Payment shall be paid in monthly or bi-weekly installments on the same schedule that the COBRA premiums would otherwise have been paid to the insurer. The Health Care Benefit Payment shall be equal to the amount that the Company otherwise would have paid for COBRA insurance premiums (which amount shall be calculated based on the premium for the first month of coverage), and shall be paid until the expiration of the Non Change in Control COBRA Payment Period.

4.4.2.2

In Connection With a Change in Control. If the Company (or its successor) terminates the Executive’s employment without Cause or the Executive terminates his employment for Good Reason within the period commencing three (3) months immediately prior to a Change in Control of the Company and ending twelve (12) months immediately following a Change in Control of the Company (as defined in Section 4.5.4 of this Agreement), the Executive shall receive the Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty (30) days after the date of termination. In addition, subject to the limitations stated in this Agreement and upon the Executive’s furnishing to the Company (or its successor) an executed Release within the applicable time period set forth therein, but in no event later than forty-five days following termination of employment and permitting such Release to become effective in accordance with its terms, the Executive shall be entitled to:

(a)

the equivalent of one (1) times the Executive’s annual Base Salary in effect at the time of termination less standard deductions and withholdings, to be paid in a lump sum on the first regular payroll date following the Release Effective Date;

(b)

(i) an amount equal to one (1) times the target Bonus for the year of termination, or if none, one (1) times the last target Bonus in effect for Executive, less standard deductions and withholdings, to be paid in a lump sum on the first regular payroll date following the Release Effective Date, plus (ii) a pro-rated portion of his target Bonus amount for the year of termination, if any, provided such Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course when determinations are made for all officers and employees of the Company based upon the metrics associated with such Bonus (the “Bonus Determination Date”) (pro-rated based upon the portion of the calendar year that the Executive was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten (10) days after the Bonus Determination Date, subject to any delay in payment required by Section 4.6 in connection with the Release Effective Date; and

(c)

in the event the Executive timely elects continued coverage under COBRA, the Company will pay the Executive’s COBRA health insurance premium, including any amounts that Company paid for benefits to the qualifying family members of the Executive, for the Change in Control Severance Period. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the Company cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof pay Executive the Health Care Benefit Payment, which payment shall be made regardless of whether the Executive or his qualifying family members elect COBRA continuation coverage. The Health Care Benefit Payment shall be paid in monthly or bi-weekly installments on the same schedule that the COBRA premiums would otherwise have been paid to the insurer. The Health Care Benefit Payment shall be equal to the amount that the Company otherwise would have paid for COBRA insurance premiums (which amount shall be calculated based on the premium for the first month of coverage), and shall be paid until the expiration of the Change in Control Severance Period.

4.4.2.3

No Duplication of Benefits; Interpretation. For the avoidance of doubt, in no event will Executive be entitled to benefits under Section 4.4.2.1 and Section 4.4.2.2. If Executive commences to receive benefits under Section 4.4.2.1 due to a qualifying termination prior to a Change in Control and thereafter becomes entitled to benefits under Section 4.4.2.2, any benefits provided to Executive under Section 4.4.2.1 shall offset the benefits to be provided to Executive under Section 4.4.2.2 and shall be deemed to have been provided to Executive pursuant to Section 4.4.2.2. In all cases, any severance benefits provided for herein shall be calculated without giving effect to any reductions in compensation that would give rise to Executive’s right to resign for Good Reason.

4.4.3	Equity Award Acceleration.

4.4.3.1

Not in Connection With a Change in Control. In the event that the Executive’s employment is terminated without Cause or for Good Reason and Section 4.4.3.2 below does not apply, or in the event of the Executive’s Complete Disability or death, the vesting of any equity awards granted to Executive that vest solely subject to Executive’s continued services to the Company (the “Time-Based Vesting Equity Awards”) shall be fully accelerated such that on the effective date of such termination one hundred percent (100%) of any Time-Based Vesting Equity Awards granted to Executive prior to such termination shall be fully vested and immediately exercisable, if applicable, by the Executive. Treatment of any performance based vesting equity awards will be governed solely by the terms of the agreements under which such awards were granted and will not be eligible to accelerate vesting pursuant to the foregoing provision.

4.4.3.2

In Connection With a Change in Control. In the event that the Executive’s employment is terminated without Cause or for Good Reason within the three (3) months immediately preceding or during the twelve (12) months immediately following a Change in Control of the Company (as defined in Section 4.5.4 of this Agreement), the vesting of any Time-Based Vesting Equity Awards shall be fully accelerated such that on the effective date of such termination (or if later, the date of the Change in Control) one hundred percent (100%) of any Time-Based Vesting Equity Awards granted to Executive prior to such termination shall be fully vested and immediately exercisable, if applicable, by the Executive. Treatment of any performance based vesting equity awards will be governed solely by the terms of the agreements under which such awards were granted and will not be eligible to accelerate vesting pursuant to the foregoing provision.

4.4.3.3

Release and Waiver. Any equity vesting acceleration pursuant to this Section 4.4.3 shall be conditioned upon and subject to delivery by the Executive (or in the case of Executive’s death, the executor of Executive’s estate, or in the case of Executive’s Complete Disability wherein Executive lacks the capacity to act on his own behalf, Executive’s legal representative) to the Company of a fully effective Release in accordance with the terms specified by Section 4.4.3 hereof and such vesting acceleration benefit shall be in addition to the benefits provided by Section 4.4.2 hereof.

4.5	Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

4.5.1

“Complete Disability” shall mean the inability of the Executive to perform the Executive’s duties under this Agreement, whether with or without reasonable accommodation, because the Executive has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when the Executive becomes disabled, the term “Complete Disability” shall mean the inability of the Executive to perform the Executive’s duties under this Agreement, whether with or without reasonable accommodation, by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician, determines to have incapacitated the Executive from satisfactorily performing all of the Executive’s usual services for the Company, with or without reasonable accommodation, for a period of at least one hundred eighty (180) days during any twelve (12) month period that need not be consecutive.

4.5.2

“Good Reason” for the Executive to terminate the Executive’s employment hereunder shall mean the occurrence of any of the following events without the Executive’s consent: (i) a material adverse change in the Executive’s title or a material reduction in the Executive’s duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction,; (ii) the relocation of the Executive’s primary work location to a point more than fifty (50) miles from the Executive’s current work location set forth in Section 1.4; (iii) a reduction by the Company of the Executive’s base salary or annual target Bonus opportunity, without the written consent of the Executive, as initially set forth herein or as the same may be increased from time to time pursuant to this Agreement, except for across-the-board salary reductions implemented prior to a Change in Control which are implemented based on the Company’s financial performance and similarly affecting all or substantially all senior management employees of the Company; and (iv) a material breach by the Company of the terms of this Agreement. Provided, however that, such termination by the Executive shall only be deemed for Good Reason pursuant to the foregoing definition if (i) the Company is given written notice from the Executive within sixty (60) days following the occurrence of the condition that he considers to constitute Good Reason describing the condition and the Company fails to satisfactorily remedy such condition within thirty (30) days following such written notice, and (ii) the Executive terminates employment within thirty (30) days following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.

4.5.3

“Cause” for the Company to terminate Executive’s employment hereunder shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board or a committee designated by the Board: (i) the Executive’s gross negligence or willful failure to substantially perform his duties and responsibilities to the Company or willful and deliberate violation of a Company policy; (ii) the Executive’s conviction of a felony or the Executive’s commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company, ; (iii) the Executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party that the Executive owes an obligation of nondisclosure as a result of the Executive’s relationship with the Company; and (iv) the Executive’s willful and deliberate breach of this Agreement that causes or could reasonably be expected to cause material injury to the business of the Company.

4.5.4

For purposes of this Agreement, “Change in Control” means: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent; (iii) a reverse merger in which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities of the surviving entity’s parent, cash or otherwise, and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Company or, where the Company is a wholly-owned subsidiary of another entity, the Company’s parent; or (iv) an acquisition by any person, entity or group (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership of securities of the Company representing at least seventy-five percent (75%) of the combined voting power entitled to vote in the election of Directors; provided, however, that nothing in this paragraph shall apply to a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

4.6

Application of Internal Revenue Code Section 409A. Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under this Agreement (the “Severance Benefits”) that constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) shall not commence in connection with Executive’s termination of employment unless and until Executive has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h) (“Separation From Service”), unless the Company reasonably determines that such amounts may be provided to Executive without causing Executive to incur the additional 20% tax under Section 409A.

It is intended that each installment of the Severance Benefits payments provided for in this Agreement is a separate “payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). For the avoidance of doubt, it is intended that payments of the Severance Benefits set forth in this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulation Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). However, if the Company (or, if applicable, the successor entity thereto) determines that the Severance Benefits constitute “deferred compensation” under Section 409A and Executive is, on the termination of service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Severance Benefit payments shall be delayed until the earlier to occur of: (i) the date that is six months and one day after Executive’s Separation From Service, or (ii) the date of Executive’s death (such applicable date, the “Specified Employee Initial Payment Date”), the Company (or the successor entity thereto, as applicable) shall (A) pay to Executive a lump sum amount equal to the sum of the Severance Benefit payments that Executive would otherwise have received through the Specified Employee Initial Payment Date if the commencement of the payment of the Severance Benefits had not been so delayed pursuant to this Section and (B) commence paying the balance of the Severance Benefits in accordance with the applicable payment schedules set forth in this Agreement.

Notwithstanding anything to the contrary set forth herein, Executive shall receive the Severance Benefits described above, if and only if Executive duly executes and returns to the Company within the applicable time period set forth therein, but in no event more than forty-five days following Separation From Service, a Release and permits the release of claims contained therein to become effective in accordance with its terms (such latest permitted date, the “Release Deadline”). If the severance benefits are not covered by one or more exemptions from the application of Section 409A and the Release could become effective in the calendar year following the calendar year in which Executive separates from service, the Release will not be deemed effective any earlier than the Release Deadline. Notwithstanding any other payment schedule set forth in this Agreement, none of the Severance Benefits will be paid or otherwise delivered prior to the effective date (or deemed effective date) of the Release. Except to the extent that payments may be delayed until the Specified Employee Initial Payment Date pursuant to the preceding paragraph, on the first regular payroll pay day following the effective date of the Release, the Company will pay Executive the Severance Benefits Executive would otherwise have received under the Agreement on or prior to such date but for the delay in payment related to the effectiveness of the Release, with the balance of the Severance Benefits being paid as originally scheduled.

The severance benefits are intended to qualify for an exemption from application of Section 409A or comply with its requirements to the extent necessary to avoid adverse personal tax consequences under Section 409A, and any ambiguities herein shall be interpreted accordingly.

4.7

Application of Internal Revenue Code Section 280G. If any payment or benefit Executive would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for Executive. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

In the event it is subsequently determined by the Internal Revenue Service that some portion of the Reduced Amount as determined pursuant to clause (x) in the preceding paragraph is subject to the Excise Tax, Executive agrees to promptly return to the Company a sufficient amount of the Payment so that no portion of the Reduced Amount is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount is determined pursuant to clause (y) in the preceding paragraph, Executive will have no obligation to return any portion of the Payment pursuant to the preceding sentence.

Unless Executive and the Company agree on an alternative accounting firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The Company shall use commercially reasonable efforts to cause the accounting firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to Executive and the Company within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by Executive or the Company) or such other time as requested by Executive or the Company.

4.8

Proprietary Information and Inventions Agreement. The Executive shall execute the Company’s Proprietary Information and Inventions Agreement the terms of which shall govern the terms of Executive’s employment, and a copy of which is attached as Exhibit A.

4.9

No Mitigation or Offset. The Executive shall not be required to seek or accept other employment, or otherwise to mitigate damages, as a condition to receipt of the Severance Benefits, and the Severance Benefits shall not be offset by any amounts received by the Executive from any other source, except to the extent that the Executive’s rights to the benefits described in Sections 4.4.2.1 or 4.4.2.2, as applicable, are terminated by reason of the Executive obtaining full-time employment with another company or business entity which offers comparable health insurance coverage.

5.

Assignment and Binding Effect. This Agreement shall be binding upon the Executive and the Company and inure to the benefit of the Executive and the Executive’s heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of the Executive’s duties under this Agreement, neither this Agreement nor obligations under this Agreement shall be assignable by the Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives, provided that this Agreement may only be assigned to an acquirer of all or substantially all of the Company’s assets. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

6.

Notice. For the purposes of this Agreement, notices, demands, and all other forms of communication provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by registered mail, return receipt requested, postage prepaid, or by confirmed facsimile, addressed as set forth below, or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of address shall be effective only upon receipt, as follows:

If to the Company:

UpHealth, Inc.

14000 S. Military Trail, Suite 203

Delray Beach, Florida 33484

Attention: Dr. Ramesh Balakrishnan, CEO

If to the Executive: Martin Beck

***

Any such written notice shall be deemed given on the earlier of the date on which such notice is personally delivered or five (5) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving written notice to the other Party in the manner specified in this section.

7.

Choice of Law; Consent to Jurisdiction. This Agreement shall be construed under and be governed in all respects by the laws of the State of Florida, without giving effect to the conflict of laws principles of such state. The parties irrevocably consent and submit to the jurisdiction of any local, state or federal court within Palm Beach County and in the State of Florida for the enforcement of this Agreement. The parties irrevocably waive any objection she may have to venue in the defense of an inconvenient forum to the maintenance of such actions or proceedings to enforce this Agreement.

8.

Integration. This Agreement, including Exhibit A, the 2021 Equity Incentive Plan and the Equity Plan Documents, contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of the Executive’s employment and the termination of Executive’s employment, and supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties.

9.	Amendment. This Agreement cannot be amended or modified except by a written agreement signed by the Executive and the Company.

10.

Waiver. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

11.

Severability. The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision, which most accurately represents the Parties’ intention with respect to the invalid, unenforceable, or illegal term or provision.

12.	Interpretation. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement.

13.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

UPHEALTH, INC.

Dated: 10/24/2021	By:	/s/ Ramesh Balakrishnan
Name: Ramesh Balakrishnan
Title: CEO

Dated:10/24/2021		/s/ Martin Beck
Martin Beck

EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

This Agreement sets forth in writing certain understandings and procedures applicable to my employment with UpHealth, Inc. (the “Company”) and these understandings and procedures apply from the date of my initial employment with Company (my “Employment Date”) even if this Agreement is signed by me and Company after the Employment Date.

1. Duties. In return for the compensation and benefits now and hereafter paid or provided to me, I hereby agree to perform those duties for Company as Company may designate from time to time. During my employment with Company, I further agree that I will (i) devote my best efforts to the interests of Company, and (ii) not engage in other employment or in any conduct that could either be in direct conflict with Company’s interests or that could cause a material and substantial disruption to Company and (iii) otherwise abide by all of Company’s policies and procedures as they may be established and updated from time to time. Furthermore, I will not (a) reveal, disclose or otherwise make available to any unauthorized person any Company password or key, whether or not the password or key is assigned to me or (b) obtain, possess or use in any manner a Company password or key that is not assigned to me. I will use my best efforts to prevent the unauthorized use of any laptop or personal computer, peripheral device, cell phone, smartphone, personal digital assistant (PDA), software or related technical documentation that the Company issues to me. I will not input, load or otherwise attempt any unauthorized use of software in any Company computer or other device, whether or not the computer or device is assigned to me.

2. “Proprietary Information” Definition. “Proprietary Information” means (a) any information that is confidential or proprietary, technical or non-technical information of Company, including for example and without limitation, information that is a Company Innovation or is related to any Company Innovations (as defined in Section 5 below), concepts, techniques, processes, methods, systems, designs, computer programs, source documentation, trade secrets, formulas, development or experimental work, work in progress, forecasts, proposed and future products, marketing plans, business plans, customers and suppliers, employee information (such as compensation data and performance reviews) and any other nonpublic information that has commercial value and (b) any information Company has received from others that Company is obligated to treat as confidential or proprietary, which may be made known to me by Company, a third party or otherwise that I may learn during my employment with Company.

3. Ownership and Nondisclosure of Proprietary Information. All Proprietary Information and all worldwide patents (including, but not limited to, any and all patent applications, patents, continuations, continuation-in-parts, reissues, divisionals, substitutions, and extensions), copyrights, mask works, trade secrets and other worldwide intellectual property and other rights in and to the Proprietary Information are the property of Company, Company’s assigns, Company’s customers and Company’s suppliers, as applicable. Subject to Section 12 (Defend Trade Secrets Act), I will not disclose any Proprietary Information to anyone outside Company, and I will use and disclose Proprietary Information to those inside Company only as necessary to perform my duties as an employee of Company. Nothing in this Agreement will limit my ability to provide truthful information to any government agency regarding potentially unlawful conduct. If I have any questions as to whether information is Proprietary Information, or to whom, if anyone, inside Company, any Proprietary Information may be disclosed, I will ask my manager at Company.

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4. “Innovations” Definition. In this Agreement, “Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress.

5. Disclosure and License of Prior Innovations. I have listed on Exhibit A (Prior Innovations) attached hereto all Innovations relating in any way to Company’s business or demonstrably anticipated research and development or business (the “Company-Related Innovations”), that were conceived, reduced to practice, created, derived, developed, or made (collectively, “Created”) by me alone or jointly with others prior to my Employment Date and to which I retain any ownership rights or interest (these Company-Related Innovations collectively referred to as the “Prior Innovations”). I represent that I have no rights in any Company-Related Innovations other than those Prior Innovations listed in Exhibit A (Prior Innovations). If nothing is listed on Exhibit A (Prior Innovations), I represent that there are no Prior Innovations as of my Employment Date. I hereby grant to Company and Company’s designees a royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Innovations (including without limitation any Company-Related Innovations) owned by me or in which I have any other right or interest that I incorporate, or permit to be incorporated, in any Innovations that I, solely or jointly with others, create, derive, conceive, develop, make or reduce to practice within the scope of my employment with Company or with the use of any Company resources, facilities, equipment, or information (including without limitation Company Confidential Information) (the “Company Innovations”). Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, any Innovations that I own or in which I have any other right or interest in any

Company Innovations without Company’s prior written consent.

6. Disclosure and Assignment of Company Innovations. I will promptly disclose and describe to Company all Company Innovations. I hereby do and will irrevocably assign to Company or Company’s designee all my right, title, and interest in and to any and all Company Innovations, which assignment operates automatically upon the earliest of the Creation of the Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by me to Company, I hereby grant to Company an exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit those non-assignable rights, title and interest, including, but not limited to, the right to make, use, sell, offer for sale, import, have made, and have sold, the Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations can neither be assigned nor licensed by me to Company (including non-assignable moral rights), I hereby irrevocably waive and agree never to assert the non-assignable and non-licensable rights, title and interest against Company, any of Company’s successors in interest, or any of Company’s customers.

7. Future Innovations. I will disclose promptly in writing to Company all Innovations conceived, reduced to practice, created, derived, developed, or made by me during my employment with Company and for three (3) months thereafter, whether or not I believe the Innovations are subject to this Agreement, to permit a determination by Company as to whether or not the Innovations are or should be considered Company Innovations. Company will receive that information in confidence.

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8. Notice of Nonassignable Innovations to Employees in California and other states. This Agreement does not apply to an Innovation that qualifies fully as a non-assignable invention under the provisions of Section 2870 of the California Labor Code. as well as the other states identified in Exhibit B. I have reviewed the notification in Exhibit B (Limited Exclusion Notification) and agree that my signature on this Agreement acknowledges receipt of the notification.

9. Cooperation in Perfecting Rights to Company Innovations. I agree to perform, during and after my employment, all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations and all intellectual property rights therein as provided to Company under this Agreement. If Company is unable for any reason to secure my signature to any document required to file, prosecute, register or memorialize the assignment of any rights or application or to enforce any right under any Company Innovations as provided under this Agreement, I hereby irrevocably designate and appoint Company and Company’s duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of rights under the Innovations, all with the same legal force and effect as if executed by me. The foregoing is deemed a power coupled with an interest and is irrevocable.

10. Return of Materials. At any time upon Company’s request, and when my employment with Company is over, I will return all materials (including, without limitation, documents, drawings, papers, diskettes and tapes) containing or disclosing any Proprietary Information (including all copies thereof), as well as any keys, pass cards, identification cards, computers, printers, pagers, cell phones, smartphones, personal digital assistants or similar items or devices that Company has provided to me. I will provide Company with a written certification of my compliance with my obligations under this Section.

11. No Violation of Rights of Third Parties. During my employment with Company, I will not (a) breach any agreement to keep in confidence any confidential or proprietary information, knowledge or data acquired by me prior to my employment with Company or (b) disclose to Company, or use or induce Company to use, any confidential or proprietary information or material belonging to any previous employer or any other third party. I am not currently a party, and will not become a party, to any other agreement that is in conflict, or will prevent me from complying, with this Agreement.

12. Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, I acknowledge that I shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and may use the trade secret information in the court proceeding, if I (X) file any document containing the trade secret under seal and (Y) do not disclose the trade secret, except pursuant to court order.

13. Survival. This Agreement (a) shall survive my employment by Company; (b) does not in any way restrict my right to resign or the right of Company to terminate my employment at any time, for any reason or for no reason; (c) inures to the benefit of successors and assigns of Company; and (d) is binding upon my heirs and legal representatives.

14. Injunctive Relief. I agree that if I violate this Agreement, Company will suffer irreparable and continuing damage for which money damages are insufficient, and Company is entitled to injunctive relief, a decree for specific performance, and all other relief as may be proper (including money damages if appropriate), to the extent permitted by law, without the need to post a bond.

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15. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; ; (d) by email, effective (A) when the sender receives an automated message from the recipient confirming delivery or (B) one hour after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever happens first, but if the delivery or receipt is on a day which is not a business day or is after 5:00 pm (addressee’s time) it is deemed to be received at 9:00 am on the following business day; or (e) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to me shall be sent to any address in Company’s records or other address as I may provide in writing. Notices to Company shall be sent to Company’s Human Resources Department or to another address as Company may specify in writing.

16. Governing Law; Forum. The laws of the United States of America and the State of Florida govern all matters arising out of or relating to this Agreement without giving effect to any conflict of law principles. Company and I each irrevocably consent to the exclusive personal jurisdiction of the federal and state courts located in Palm Beach County, Florida, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of the federal or state courts located in Palm Beach County, Florida, personal jurisdiction will be nonexclusive. Additionally, notwithstanding anything in the foregoing to the contrary, a claim for equitable relief arising out of or related to this Agreement may be brought in any court of competent jurisdiction. For the avoidance of doubt, the foregoing terms will control over any conflicting terms in my offer letter.

17. Severability. If an arbitrator or court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to provide Company the maximum protection permitted by applicable law and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected.

18. Waiver; Modification. If Company waives any term, provision or breach by me of this Agreement, such waiver shall not be effective unless it is in writing and signed by Company. No waiver shall constitute a waiver of any other or subsequent breach by me. This Agreement may be modified only if both Company and I consent in writing.

19. Assignment. The rights and benefits of this Agreement shall extend to all successors and assigns of the Company, whether by merger, reorganization, sale of assets, operation of law or otherwise.

20. Entire Agreement. This Agreement, including any agreement to arbitrate claims or disputes relating to my employment that I may have signed in connection with my employment by Company, represents my entire understanding with Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral.

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I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

EMPLOYEE:

UPHEALTH

By:	/s/ Dr. Ramesh Balakrishnan	By:	/s/ Martin S. A. Beck
Name: Dr. Ramesh Balakrishnan			Martin S. A. Beck
Title: Chief Executive Officer

Dated: October 24, 2021			Dated: October 24, 2021

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Exhibit A

PRIOR INNOVATIONS

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Exhibit B

If I am employed by the Company in the State of California, the following provision applies:

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any invention that you developed entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to Company’s business, or actual or demonstrably anticipated research or development of Company; or

(2) Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding Section, the provision is against the public policy of California and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between Company and the United States or any of its agencies requiring full title to a patent or invention to be in the United States.

If I am employed by the Company in the State of Delaware, the following provision applies:

Delaware Code, Title 19, § 805. Employee’s right to certain inventions.

Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of the employee’s rights in an invention to the employee’s employer shall not apply to an invention that the employee developed entirely on the employee’s own time without using the employer’s equipment, supplies, facility or trade secret information, except for those inventions that: (i) relate to the employer’s business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and is unenforceable. An employer may not require a provision of an employment agreement made unenforceable under this section as a condition of employment or continued employment.

If I am employed by the Company in the State of Illinois, the following provision applies:

Illinois Compiled Statutes Chapter 765, Section 1060/2.

Sec. 2. Employee rights to inventions - conditions.

(1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection.

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(2) An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement.

(3) If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

If I am employed by the Company in the State of Kansas, the following provision applies:

Chapter 44.—LABOR AND INDUSTRIES

Article 1.—PROTECTION OF EMPLOYEES

44-130. Employment agreements assigning employee rights in inventions to employer; restrictions; certain provisions void; notice and disclosure.

(a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:

(1) The invention relates to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

(2) the invention results from any work performed by the employee for the employer.

(b) Any provision in an employment agreement which purports to apply to an invention which it is prohibited from applying to under subsection (a), is to that extent against the public policy of this state and is to that extent void and unenforceable. No employer shall require a provision made void and unenforceable by this section as a condition of employment or continuing employment.

(c) If an employment agreement contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer shall provide, at the time the agreement is made, a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:

(1) The invention relates directly to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

(2) the invention results from any work performed by the employee for the employer.

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(d) Even though the employee meets the burden of proving the conditions specified in this section, the employee shall disclose, at the time of employment or thereafter, all inventions being developed by the employee, for the purpose of determining employer and employee rights in an invention.

If I am employed by the Company in the State of Minnesota, the following provision applies:

Minnesota Statute Section 181.78. Subdivision 1.

Inventions not related to employment. Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

If I am employed by the Company in the State of New Jersey, the following provision applies:

New Jersey Statutes Section 34:1B-265.

1.a.(1) Any provision in an employment contract between an employee and employer, which provides that the employee shall assign or offer to assign any of the employee’s rights to an invention to that employer, shall not apply to an invention that the employee develops entirely on the employee’s own time, and without using the employer’s equipment, supplies, facilities or information, including any trade secret information, except for those inventions that: (a) relate to the employer’s business or actual or demonstrably anticipated research or development; or (b) result from any work performed by the employee on behalf of the employer.

If I am employed by the Company in the State of North Carolina, the following provision applies:

North Carolina General Statutes Section 66-57.1.

EMPLOYEE’S RIGHT TO CERTAIN INVENTIONS

Any provision in an employment agreement which provides that the employees shall assign or offer to assign any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employer’s equipment, supplies, facility or trade secret information except for those inventions that (i) relate to the employer’s business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and in unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this section.

If I am employed by the Company in the State of Utah, the following provision applies:

Utah Code, §§ 34-39-2 and 34-39-3

34-39-2. Definitions.

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As used in this chapter:

(1) “Employment invention” means any invention or part thereof conceived, developed, reduced to practice, or created by an employee which is:

(a) conceived, developed, reduced to practice, or created by the employee:

(i) within the scope of his employment;

(ii) on his employer’s time; or

(iii) with the aid, assistance, or use of any of his employer’s property, equipment, facilities, supplies, resources, or intellectual property;

(b) the result of any work, services, or duties performed by an employee for his employer;

(c) related to the industry or trade of the employer; or

(d) related to the current or demonstrably anticipated business, research, or development of the employer.

(2) “Intellectual property” means any and all patents, trade secrets, know-how, technology, confidential information, ideas, copyrights, trademarks, and service marks and any and all rights, applications, and registrations relating to them.

34-39-3. Scope of act — When agreements between an employee and employer are enforceable or unenforceable with respect to employment inventions — Exceptions.

(1) An employment agreement between an employee and his employer is not enforceable against the employee to the extent that the agreement requires the employee to assign or license, or to offer to assign or license, to the employer any right or intellectual property in or to an invention that is:

(a) created by the employee entirely on his own time; and

(b) not an employment invention.

(2) An agreement between an employee and his employer may require the employee to assign or license, or to offer to assign or license, to his employer any or all of his rights and intellectual property in or to an employment invention.

(3) Subsection (1) does not apply to:

(a) any right, intellectual property or invention that is required by law or by contract between the employer and the United States government or a state or local government to be assigned or licensed to the United States; or

(b) an agreement between an employee and his employer which is not an employment agreement.

(4) Notwithstanding Subsection (1), an agreement is enforceable under Subsection (1) if the employee’s employment or continuation of employment is not conditioned on the employee’s acceptance of such agreement and the employee receives a consideration under such agreement which is not compensation for employment.

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(5) Employment of the employee or the continuation of his employment is sufficient consideration to support the enforceability of an agreement under Subsection (2) whether or not the agreement recites such consideration.

(6) An employer may require his employees to agree to an agreement within the scope of Subsection (2) as a condition of employment or the continuation of employment.

(7) An employer may not require his employees to agree to anything unenforceable under Subsection (1) as a condition of employment or the continuation of employment.

(8) Nothing in this chapter invalidates or renders unenforceable any employment agreement or provisions of an employment agreement unrelated to employment inventions.

If I am employed by the Company in the State of Washington, the following provision applies:

Washington Statute 49:44.140

(1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

(2) An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment.

(3) If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

If I am employed by the Company in the State of Wisconsin, the following provision applies:

In accordance with Wisconsin law, this Agreement does not obligate me to assign or offer to assign to the Company any of my rights in any invention I have developed entirely on my own time without using Company’s equipment, supplies, facilities, trade secret information or Confidential Information. Provided, however, Company shall own inventions that either; (i) relate, at the time of the conception or reduction to practice, to Company’s activities or actual or demonstrably anticipated research or development; or (ii) result from any work I performed for Company. I will advise Company promptly in writing of any inventions I believe should be an exception to this Agreement.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 4, 2021

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(312) 618-1322

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 4, 2021, UpHealth, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. acting as sole book-running manager and as representative of the underwriters, including co-lead managers Northland Securities, Inc. and Lake Street Capital Markets, LLC (collectively, the “Underwriters”), relating to the issuance and sale of 23,000,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Offering”). The price to the public in the Offering is $1.75 per share, before underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to 3,450,000 additional shares of Common Stock from the Company at the public offering price, less underwriting discounts and commissions. The net proceeds to the Company from the Offering are expected to be approximately $37.5 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, assuming no exercise by the Underwriters of their option to purchase additional shares of Common Stock. The transactions contemplated by the Underwriting Agreement are expected to close on October 7, 2021, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s registration statement on Form S-1 (File No. 333-259143), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 4, 2021 under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement.

This Current Report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include, but are not limited to, the Company’s ability to satisfy certain conditions to closing on a timely basis, or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 8.01	Other Events.

On October 4, 2021, the Company issued a press release announcing that it had priced the Offering. A copy of the Company’s press release is attached as Exhibit 99.1 hereto.

In connection with the Offering, DLA Piper LLP (US) provided the Company with the updated legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy shares of Common Stock or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Item

1.1	Underwriting Agreement, dated October 4, 2021, by and between UpHealth, Inc. and Oppenheimer & Co. Inc.

5.1	Opinion of DLA Piper LLP (US).

99.1	Press Release dated October 4, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2021

By:	/s/ Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer

Exhibit 1.1

Execution Version

23,000,000 Shares of Common Stock

UPHEALTH, INC.

UNDERWRITING AGREEMENT

October 4, 2021

Oppenheimer & Co. Inc.

as Representative of the several

Underwriters named on Schedule I hereto

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

UpHealth, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Oppenheimer & Co. Inc., as representative (the “Representative”) of the several underwriters named in Schedule I hereto (each, an “Underwriter”), an aggregate of 23,000,000 authorized but unissued shares (the “Firm Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 3,450,000 shares (the “Option Shares”) of Common Stock. The Firm Shares and the Option Shares are collectively called the “Shares.”

The Company and the Underwriters hereby confirm their agreement as follows:

1.    Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-259143), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the Rules and Regulations and Rule 424(b) (“Rule 424(b)”) of the Rules and Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement (such time, the “Effective Time”), and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus.” The prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Shares, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements, pro forma financial information and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof.

2.    Representations and Warranties of the Company Regarding the Offering.

(a)    The Company represents and warrants to, and agrees with, the Representative, as of the date hereof and as of any Closing Date (as defined in Section 4(c) below), as follows:

(i)    Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information related to the Registration Statement or the Prospectus. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)    No Material Misstatements or Omissions. At the Effective Time, at the date hereof and, at any Closing Date, the Registration Statement and any post-effective amendment, at the time of filing thereof, conformed in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined below), as of 8:00 p.m. (Eastern time) on the date hereof (the “Applicable Time”), and on any Closing Date, if any, and the Prospectus, as amended or supplemented, as of its date, on the time of filing pursuant to Rule 424(b) under the Securities Act and at any Closing Date, and any individual Written Testing-the-Waters Communication (as defined below), when considered together with the Time of Sale Disclosure Package, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package, or any Prospectus in reliance upon, and in conformity with, the written information furnished by any Underwriter, which the Company acknowledges is limited to the information contained in the fourth, fifteenth and sixteenth paragraphs under the caption “Underwriting” in each of the preliminary prospectus and the Prospectus. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

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(iii)    Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than the Time of Sale Disclosure Package and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering of the Shares (the “Marketing Materials”).

(iv)    Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(v)    Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication (as defined below), other than Testing-the-Waters Communications with the written consent of the Representative, and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company confirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communications”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Company has filed publicly on EDGAR, at least 15 calendar days prior to any “road show” (as defined in Rule 433 und the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Shares. Each Written Testing-the-Waters Communication, did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Shares will not, include any information that conflicted or conflicts with the information contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(vi)    Accurate Disclosure. (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of the Shares, if any. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time of Sale Disclosure Package or the Prospectus, no Issuer Free Writing Prospectus, as of any Closing Date, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted with the information contained in the Registration Statement or the Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, the Underwriters’ Information. As used in this paragraph and elsewhere in this Agreement:

A.    “Time of Sale Disclosure Package” means the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof, each Issuer Free Writing Prospectus, and the description of the transaction provided by the Underwriters included on Schedule II hereto.

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B.    “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)    At the time of filing of the Registration Statement and on the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act. The Company agrees to notify the Representative promptly upon the Company becoming an “ineligible issuer.”

(C)    Each Issuer Free Writing Prospectus listed on Schedule III hereto satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(vii)    Financial Statements. The financial statements of the Company and its subsidiaries, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the Rules and Regulations of the Commission thereunder, and fairly present, in all material respects, the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified. The supporting schedules included in or incorporated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly, in all material respects, the information required to be stated therein. Such financial statements and supporting schedules have been prepared in accordance with generally accepted accounting principles as applied in the United States or India (as applicable) (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements, pro forma financial information or schedules are required under the Securities Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

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(viii)    XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix)    Independent Accountants. Plante & Moran, PLLC, D. K. Chhajer & Co. and Macias Gini & O’Connell LLP, each of which has expressed its opinion with respect to the financial statements included or incorporated by reference as part of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations.

(x)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and are designed to ensure that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xi)    Forward-Looking Statements. The Company had a reasonable basis for, and has made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or the Marketing Materials.

(xii)    Statistical and Marketing-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical or market-related data included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or included in the Marketing Materials, are not based on or derived from sources that the Company reasonably believes to be reliable and accurate. The Company has obtained the written consent of its customers for the use of any applicable case study data included in the Registration Statement, Time of Sale Disclosure Package or the Prospectus, to the extent required.

(xiii)    Trading Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is approved for listing on the New York Stock Exchange (the “NYSE”). As of any Closing Date, the Shares will have been duly authorized for listing on the NYSE.

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(xiv)    Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and has taken no action which would directly or indirectly violate Regulation M.

(xv)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xvi)    Lock-Up Agreements. Schedule IV hereto contains a complete and accurate list of the Company’s officers, directors and each beneficial owner of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into shares of Common Stock) that the Company has caused to deliver to the Representative an executed Lock-Up Agreement (collectively, the “Lock-Up Parties”), in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement.

(xvii)    Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Rules and Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company or any of its subsidiaries is a party or by which it is or may be bound or affected and that is referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus has been duly authorized and validly executed by the Company or its subsidiaries and is in full force and effect in all material respects and is enforceable against the Company or its subsidiaries and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (B) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (C) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company or its subsidiaries, and neither the Company, its subsidiaries nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. Performance by the Company or its subsidiaries of the material provisions of such agreements or instruments has not, and to the Company’s knowledge, will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority, agency or court, domestic or foreign, having jurisdiction over the Company or its subsidiaries or any of its assets or businesses, including, without limitation, those relating to Environmental Laws (as defined below).

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(b)    Any certificate by any officer of the Company and delivered to the Representative or to the Representative’s counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.    Representations and Warranties of the Company Regarding the Company.

(a)    The Company represents and warrants to and agrees with, the Representative, as of the date hereof and as of any Closing Date, as follows:

(i)    Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Each of the Company and its subsidiaries is duly qualified as a foreign corporation or foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect upon the business, properties, operations, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”). Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule V hereto.

(ii)    Authorization. The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and when executed and delivered by the Company, will constitute the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

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(iii)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in breach or violation of its charter or by-laws (or any equivalent organizational or governing documents) or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Disclosure Package and the Prospectus (A) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (B) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (C) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.

(iv)    Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement, and issue and sale of the Shares, except (A) the registration under the Securities Act of the Shares, which has been effected, (B) the necessary filings and approvals from the NYSE to list the Shares, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase of the Shares and distribution of the Shares by the several Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(v)    SEC Reports. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and has timely filed all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act (the “SEC Reports”) during the preceding twelve (12) months.

(vi)    Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all applicable securities laws and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, equities or claims would not reasonably be expected to have a Material Adverse Effect. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform in all material respects to the description of the capital stock of the Company contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

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(vii)    No Registration Rights. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any equity or debt securities of the Company owned or to be owned by such person or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, except for such rights as have been duly waived.

(viii)    No Preemptive Rights. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s certificate of incorporation, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.

(ix)    Stock Options. The Company has not issued any options under the Company’s stock option plan. The Company has assumed options previously issued by one of its subsidiaries when the Company acquired such subsidiary. The exercise price of each assumed option issued under such subsidiary’s stock option plan has been no less than the fair market value of a share of common stock as determined on the date of grant of such option. All grants of options were validly issued and properly approved by the board of directors of such subsidiary (or a duly authorized committee thereof) in material compliance with all applicable laws and regulations, and the assumed options have been recorded in the Company’s financial statements in accordance with GAAP and, to the Company’s knowledge, no such grants involved “back dating,” “forward dating” or similar practice with respect to the effective date of grant.

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(x)    Taxes. Except as would not reasonably be expected to result in a Material Adverse Effect, each of the Company and its subsidiaries has (A) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (B) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary. The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the knowledge of the Company, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(xi)    No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (A) there has been no material adverse change, or any development that could reasonably be expected to result in a Material Adverse Effect, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity; (B) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for regular quarterly dividends publicly announced by the Company or dividends paid to the Company or other subsidiaries, by any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock; (D) there has not been any material change in the Company’s long-term or short-term debt; and (E) there has not been the occurrence of any Material Adverse Effect.

(xii)    Ownership Interest. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package, the Preliminary Prospectus and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

(xiii)    No Material Actions or Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (A) against or affecting the Company or any of its subsidiaries, (B) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (C) relating to environmental or discrimination matters, where in any such case (1) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (2) any such action, suit or proceeding, if so determined adversely, would result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.

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(xiv)    Permits. The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect. The Company has not received notification of any material revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Permit. All such Permits are free and clear of any material restriction or condition that are in addition to, or materially different, from those normally applicable to similar licenses, certificates, authorizations and permits. The Company has not received notification of any material revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Permit.

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(xv)    Compliance with Applicable Laws. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and its subsidiaries: (A) are and at all times have been in compliance with, except where the failure to comply would not result in a Material Adverse Effect, (1) all laws, regulations and requirements of applicable governmental authorities and applicable regulatory organizations governing, regulating, restricting or relating or pertaining to the provision, administration, marketing or advertising, ordering or referring of, or the billing, coding or payment for healthcare items or services, the corporate practice of medicine, pharmacy, laboratory operations, professional licensure, pharmacology and the securing, administering and dispensing of drugs, devices, medicines and controlled substances, medical documentation, diagnostic testing, and clinical orders, medical record retention, unprofessional conduct, fee-splitting, referrals, billing and submission of false or fraudulent claims, claims processing, quality, safety, medical necessity, health information privacy and security, patient confidentiality and informed consent, the hiring of employees or acquisition of services or supplies from Persons excluded from participation in any federal, state, or local healthcare programs (“Governmental Healthcare Programs”), standards of care, quality assurance, including to the extent applicable to the Company or its subsidiaries all (i) laws governing the operation and administration of Medicare, Medicaid, Medicaid waiver, TRICARE or other Governmental Healthcare Programs; (ii) the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 301 et seq.; the Public Health Service Act, 42 U.S.C. § 201 et seq.; the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the federal Stark Law (42 U.S.C. § 1395nn), the federal civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the federal Exclusion Laws (42 U.S.C. § 1320a-7), the federal Health Care Fraud Law (18 U.S.C. § 1347), the federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801, et seq.), the Beneficiary Inducement Statute (42 U.S.C. § 1320a-7a(a)(5)); the Eliminating Kickbacks in Recovery Act of 2018 (18 U.S.C. § 220); and other state and federal laws relating to self-referral, anti-kickback, illegal remuneration, fraud and abuse or the defrauding of or making or presenting of any false claim, false statement or misrepresentation of material facts to any Governmental Healthcare Programs or other insurance company, managed care organization, health or medical plan or program or other third-party payor, whether private, commercial or governmental, or any fiscal intermediary, contractor other person administering or overseeing any of the foregoing; (iii) any and all federal and state laws regarding the prescribing of prescription drugs and controlled substances, including, but not limited to the Ryan Haight Act Online Pharmacy Consumer Protection Act of 2008 and the Controlled Substances Act (21 U.S.C. § 801, et seq.); (iv) the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and other data privacy and security laws; (v) laws governing the licensure, certification or registration of providers, suppliers, and clinical personnel, and laws governing or regulating the practice of medicine or other licensed professions, the ownership and operation of professional service entities, billing and fee arrangements with professional service entities; (vi) laws governing the development, testing (including clinical trials), manufacture, distribution, marketing, sale, dispensing, or provision of, payment for, or arrangement of payment for, devices, drugs, or other regulated health care products or services; licensure, certification, qualification or authority to transact business in connection with the manufacture, distribution, marketing, sales, or provision of, payment for, or arrangement for, devices, drugs, or other regulated health care products or services; and (vii) all applicable rules and regulations promulgated under, and other laws that address the subject matter of, any of the foregoing or the provision of health care and behavioral health care services via telemedicine (collectively, “Healthcare Laws”); (2) all laws and orders of any governmental authority applicable to the operation of the business of the Company and its subsidiaries; (3) all laws relating to the operation of pharmacies, the compounding and repackaging of drug products, the storage, shipping, and wholesale distribution and the dispensing of prescription drugs or controlled substances to the extent applicable to the business of the Company and its subsidiaries; and (4) all laws relating to the manufacture, compounding, labeling, packaging, advertising, misbranding, or adulteration of prescription drugs or controlled substances to the extent applicable to the business of the Company and its subsidiaries (collectively, “Applicable Laws”); ((B) have not received any Form 483 from the FDA, notice of adverse finding, warning letter, or other written correspondence or notice from the FDA, European Medicines Agency (“EMA”), or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or with any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), which would, individually or in the aggregate, result in a Material Adverse Effect; (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor its subsidiaries is in material violation of any term of any such Authorizations; (D) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA, the EMA, or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any Company product, operation or activity of the Company or its subsidiaries is in material violation of any Applicable Laws or Authorizations and have no knowledge that the FDA, the EMA, or any other any federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding against the Company; (E) have not received written notice that the FDA, the EMA, or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, materially modify or revoke any material Authorizations and have no knowledge that the FDA, the EMA, or any other federal, state, local or foreign governmental or regulatory authority is considering such action; and (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations except where the failure to file such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments would not result in a Material Adverse Effect, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission). To the Company’s knowledge, each of the agents, independent contractors, health care provider consultants and distributors of the Company and its subsidiaries, and any other persons acting on behalf of the Company or its subsidiaries, are in material compliance with all Healthcare Laws relative to the business of the Company and/or its subsidiaries. The Company and its subsidiaries maintain internal policies and procedures designed to ensure that they shall remain in material compliance with all Applicable Laws, rules and regulations applicable to the Company, and such internal policies and procedures are reviewed periodically.

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(xvi)    Information Privacy and Security Compliance. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (i)(x) to the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s or any subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) requiring notice to any third party under applicable state or federal law and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data requiring notice to any third party under applicable state or federal law; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have used commercially reasonable efforts to implement backup and disaster recovery technology consistent with industry standards and practices.

(xvii)    Tax Law Compliance. Subject to any permitted extensions, the Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income, property and franchise tax returns (or have properly requested extensions thereof) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings or where failure to file would not, individually or in the aggregate, reasonably be expected to result in a material liability to the Company and its subsidiaries. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(a)(vii) above in respect of all federal, state and foreign income, property and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

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(xviii)    Good Title. The Company and each of its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and those that are not reasonably likely to result in a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company and its subsidiaries is held by them, to their knowledge, under valid, subsisting and enforceable leases with only such exceptions described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or its subsidiaries.

(xix)    Intellectual Property. For convenience, any or all of patents, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and/or other intellectual property may be referred to herein as “Intellectual Property”. To the Company’s knowledge, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess the valid right to use all (A) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and trade secret rights (“Intellectual Property Rights”), (B) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, except to the extent that the failure to own, possess, license or have other rights to use such Intellectual Property Rights or Intellectual Property Assets would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (C) no third party has any ownership right in or to any Intellectual Property that is owned by the Company, other than any co-owner of any patent who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) and any co-owner of any patent application who is named in such patent application, and, to the Company’s knowledge, no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Intellectual Property. The Company and its subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries. To the knowledge of the Company, the Company and its subsidiaries’ respective businesses as now conducted do not constitute infringement of, misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. All licenses for the use of the Intellectual Property Rights described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to which the Company is a party are, to the Company’s knowledge, valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms. The Company has complied in all material respects with, and is not in material breach nor has received any written notice of any asserted or threatened claim of breach of, any license agreement pursuant to which Intellectual Property Rights have been licensed to or by the Company (the “Intellectual Property Licensed Agreements”), and the Company has no knowledge of any material breach by any other person to any Intellectual Property License Agreement. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no claim has been made in writing against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held by the Company for use in the conduct of the business as currently conducted.

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(xx)    Employment Matters. There is (A) no unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the Company’s knowledge, threatened, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it or any of its subsidiaries and (B) no material labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent material labor disturbance by the employees of any of its, or its subsidiaries’, principal suppliers, manufacturers, customers or contractors that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(xxi)    ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any “employee benefit plan” (as defined under ERISA) established or maintained by the Company or any of its subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each “employee benefit plan” established or maintained by the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. Neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any material liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

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(xxii)    Environmental Matters. Except as otherwise described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Effect (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (B) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (C) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably would result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(xxiii)    SOX Compliance. The Company has taken all necessary actions to ensure that, at the Effective Time of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing provisions thereof (collectively, the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to be in compliance with as of the Effective Time of the Registration Statement (taking into account all exemptions and phase-in periods provided under the Jumpstart Our Business Startups Act and otherwise under applicable law).

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(xxiv)    Accounting Controls and Disclosure Controls. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company maintains internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Rules and Regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”)) and a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, in each case, to the extent applicable to an Emerging Growth Company and a “smaller reporting company” as defined in Section 12b-2 of the Exchange Act. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (X) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (Y) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(xxv)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

(xxvi)    Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any employee, representative, agent, affiliate of the Company or any of its subsidiaries, or any other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure and promote continued compliance therewith.

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(xxvii)     OFAC. Neither the Company nor any of its subsidiaries or any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any employee, representative, agent or affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxviii)    Liquidity. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that would reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Time of Sale Disclosure Package and the Prospectus which have not been described as required.

(xxix)    Audit Committee. The Company’s Board of Directors has validly appointed, or is in the process of appointing, in compliance with the transition periods permitted pursuant to Section 303A.00 of the NYSE Listed Company Manual, an audit committee whose composition satisfies the requirements of Section 303A.07(a) of the NYSE Listed Company Manual. The Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 303A.07(b) of the NYSE Listed Company Manual.

(xxx)    Related Party Transactions. There are no business relationships, outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement or the Time of Sale Disclosure Package and the Prospectus. All material transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.

(xxxi)    Insurance. The Company and each of its subsidiaries carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are commercially reasonable and customary and generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it and its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

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(xxxii)     Continued Business. No supplier, customer, distributor or sales agent of the Company or any subsidiary has notified the Company or any subsidiary that it intends to discontinue or decrease the rate of business done with the Company or any subsidiary, except where such discontinuation or decrease has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

(xxxiii)    No Outstanding Loans or Other Indebtedness. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the immediate family members of any of them.

(xxxiv)    Transactions Affecting Disclosure to FINRA.

A.    No Finder’s Fee. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Underwriter or the sale of the Shares hereunder or, except as contemplated in this Agreement, any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by FINRA. The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

B.    Payments Within Twelve (12) Months. Except as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (1) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (2) any FINRA member; or (3) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Time of the Registration Statement, other than the payment to the Underwriters in connection with the public offering contemplated hereunder.

C.    Use of Proceeds. None of the net proceeds of the public offering contemplated hereunder will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

D.    No FINRA Affiliations. Except as disclosed to the Representative in writing, there is no: (1) officer or director of the Company or its subsidiaries, (2) beneficial owner of 5% or more of any class of the Company’s securities or (3) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the public offering contemplated hereunder (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative if it becomes aware that any of the persons referred to in clauses (1), (2) or (3) of the immediately preceding sentence is or becomes an affiliate or associated person of a FINRA member participating in the public offering contemplated hereunder.

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(xxxv)    No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxxvi)    Investment Company. The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxxvii)    Public Filings. The Registration Statement (and any further documents to be filed with the Commission in connection with the offering) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act and the applicable rules and regulations under the Securities Act and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus complies in all material respects with the Securities Act and the applicable rules and regulations. The Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Reports, when they respectively were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the applicable rules and regulations, and none of such documents, when they respectively were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to the SEC Reports incorporated by reference in the Prospectus), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Prospectus when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (A) have not been filed as required pursuant to the Securities Act or (B) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(xxxviii)    No Prior Offering Integration. The Company has not, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any trading market on which any of the securities of the Company are listed or designated.

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(xxxix)    No Off-Balance Sheet Arrangements. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(xl)    Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus under the caption “Description of Securities,” insofar as they purport to constitute a summary of (A) the terms of the Company’s outstanding securities, (B) the terms of the Shares, and (C) the terms of the documents referred to therein, are accurate and fair in all material respects.

4.    Purchase, Sale and Delivery of Shares.

(a)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares” on Schedule I to this Agreement. The purchase price for one Firm Share shall be $1.6625 (the “Share Purchase Price”).

(b)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Share Purchase Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or electronic notice, or verbal or telephonic notice confirmed by written, facsimile or electronic notice, by the Representative to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before any Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the date of such purchase.

(c)    The Firm Shares will be delivered by the Company to the Underwriters against payment of the Share Purchase Price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004, or such other location as may be mutually acceptable, at 10:00 a.m. Eastern Time, on the second (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the third) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act. The time and date of delivery of the Firm Shares is referred to herein as the “Firm Shares Closing Date.” In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the Share Purchase Price, and delivery of the certificates, for such Option Shares shall be made by wire transfer of same day funds payable to the order of the Company at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the applicable notice from the Representative to the Company (each such time and date of delivery and payment are called an “Option Shares Closing Date”). The Firm Shares Closing Date and any Option Shares Closing Date is each referred to herein as a “Closing Date.” Delivery of the Shares shall be made through the facilities of the Depositary Trust Company designated by the Representative.

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5.    Covenants.

(a)    The Company covenants and agrees with the Representative as follows:

(i)    The Company shall prepare the Prospectus in a form approved by the Underwriters and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second (2nd) business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations of the Commission.

(ii)    During the period beginning on the date hereof and ending on the earlier of (A) such date as determined by the Representative that the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer or (B) the completion of the distribution of the Shares by the Underwriters (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(iii)    From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees during the Prospectus Delivery Period that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable best efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

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(iv)    (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Prospectus. If during the Prospectus Delivery Period any event occurs as the result of which would cause the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or their counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriters, allow the Underwriters the opportunity to provide reasonable comments on such amendment, Prospectus or document, and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)    During the Prospectus Delivery Period, if at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which is that such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriters and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)    The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

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(vi)    The Company shall deliver to the Underwriters and counsel for the Underwriters copies, without charge, of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, and signed copies of all consents and certificates of experts, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vii)    The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(viii)    The Company shall use commercially reasonable efforts to maintain the listing of the shares of Common Stock on the NYSE or another national exchange for at least three years from the date of this Agreement.

(ix)    For a period of two years from any Closing Date, the Company shall use its commercially reasonable efforts to maintain the registration of the Shares under the Exchange Act unless the Company is acquired or goes private under Exchange Act Rule 13e-3 prior to such time.

(x)    The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses incurred in connection with the delivery to the Underwriters of the Shares (including transfer taxes allocated to the respective transferees, all fees and expenses of the registrar and transfer agent of the Shares (if other than the Company)), (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, any Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Representative’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall designate, (D) the fees and expenses of any transfer agent or registrar (E) the reasonable filing fees and reasonable fees and disbursements of Representative’s counsel incident to any required review and approval by FINRA, of the terms of the sale of the Shares, (F) all fees and expenses relating to the listing of the Shares on the NYSE, (G) the fees and expenses of the Company’s and its subsidiaries’ accountants, (H) the costs and expenses of any Testing-the-Waters Communications, (I) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants (not including the Underwriters and their representatives) engaged in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Company and any such consultants (not including the Underwriters and their representatives), and (J) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company will reimburse the Representative for its reasonable and documented out-of-pocket expenses incurred in connection with the offer and sale of the Shares contemplated hereby, including the fees and disbursements of its counsel, in an aggregate amount not to exceed $100,000 without the Company’s prior approval (such approval not to be unreasonably withheld, conditioned or delayed).

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(xi)    The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(xii)    The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xiii)    The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus set forth on Schedule III and consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated, or agrees that it will treat, each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xiv)    The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 90 days after the date hereof (“Lock-Up Period”), (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (C) publicly announce an intention to effect any transaction specified in clause (A) or (B). The restrictions contained in the preceding sentence shall not apply to (W) the Shares to be sold hereunder, (X) the issuance of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package or the Prospectus, (Y) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Prospectus or (Z) the filing of registration statements on Form S-8 with respect to the shares of Common Stock reserved for issuance under the Company’s equity incentive plans as in effect from time to time.

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(xv)    Prior to the Firm Shares Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(xvi)    The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(xvii)    The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) the end of the Prospectus Delivery Period and (B) the expiration of the Lock-Up Period described above.

(xviii)    The Company agrees that if the gross proceeds of the public offering contemplated hereunder equal or exceed $50,000,000, the Representative shall have an irrevocable right of first refusal for a period of nine months from the commencement of sales of the offering and sale of the Shares to act as bookrunning underwriter, lead initial purchaser, lead placement agent, or lead selling agent, as the case may be, on any financing for the Company.

6.    Conditions of the Underwriters’ Obligations. The obligations of each Underwriter hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at any Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)    If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction.

(b)    The Shares shall be qualified and approved for listing on the NYSE.

(c)    FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

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(d)    The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)    Between the date hereof and any Closing Date (A) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f)    On the applicable Closing Date, there shall have been furnished to the Representative the opinion and negative assurance letters of DLA Piper LLP (US), corporate counsel for the Company, dated as of the applicable Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(g)    On the applicable Closing Date, there shall been furnished to the Representative a negative assurance letter from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Underwriters, dated as of the applicable Closing Date and addressed to the Representative, in form and substance reasonable satisfactory to the Representative.

(h)    The Representative shall have received a letter from each of Plante & Moran, PLLC, D. K. Chhajer & Co. and Macias Gini & O’Connell LLP on the date hereof and on the applicable Closing Date addressed to the Representative, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information, including any financial information contained in Exchange Act Reports filed by the Company or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and other matters required by the Representative.

(i)    On the applicable Closing Date, there shall have been furnished to the Representative a certificate, dated the applicable Closing Date and addressed to the Representative, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)    The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the applicable Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Closing Date;

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(ii)    No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)    There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to any Closing Date.

(j)    On or before the date hereof, the Representative shall have received duly executed “lock-up” agreements, in the form attached hereto as Exhibit A, between the Representative and each of the parties set forth on Schedule IV hereto.

(k)    The Common Stock shall be registered under the Exchange Act and shall be listed on the NYSE, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the NYSE, nor shall the Company have received any information suggesting that the Commission is contemplated terminating such registration or listing.

(l)    The Company shall have furnished to the Representative and its counsel such additional documents, certificates and evidence as the Representative or its counsel may have reasonably requested.

(m)    On the applicable Closing Date, the Shares shall have been delivered via the Depository Trust Company system to the accounts of the Underwriters.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to any Closing Date and such termination shall be without liability of any party to any other party, except that Section 5(a)(xi), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

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7.    Indemnification and Contribution.

(a)    The Company agrees to indemnify, defend and hold harmless the Underwriters, their affiliates, directors and officers and employees, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriters or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), or any Issuer Free Writing Prospectus or the Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action (or any legal or other expense reasonably incurred in connection with the evaluation, investigation or defense thereof); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof, which written information is described in Section 7(f).

(b)    The Underwriters will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act in reliance upon and in conformity with written information furnished to the Company by the Representative by or behalf of any Underwriters specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

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(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)    If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount of the Underwriters’ discounts commissions set forth in the table on the cover of the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)    For purposes of this Agreement, the Underwriters confirm, and the Company acknowledges, that there is no information concerning the Underwriters furnished in writing to the Company by the Underwriters specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the fourth, fifteenth and sixteenth paragraphs of the “Underwriting” section of the Prospectus and Time of Sale Disclosure Package, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters.

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8.    Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters and the Company contained in Section 5(a)(xi) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

9.    Termination of this Agreement.

(a)    The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to any Closing Date, if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on Nasdaq, the NYSE, NYSE American or the OTC Bulletin Board (or successor trading market) shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on Nasdaq, the NYSE, NYSE American or the OTC Bulletin Board (or successor trading market), by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(xi) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b)    If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

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10.    Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to Representative, shall be mailed, delivered or telecopied to Oppenheimer & Co. Inc., 85 Broad Street, New York, NY 10004, Attention: Managing Director, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017, telecopy number: (212) 983-3115, Attention: Ivan K. Blumenthal; and if to the Company, shall be mailed, delivered or telecopied to it at 14000 S. Military Trail, Suite 230, Delray, Fl., 33484, telecopy number: (312) 618-1322, Attention: Dr. Ramesh Balakrishnan, with a copy to DLA Piper LLP (US), 555 Mission Street, Suite 2400, San Francisco, California 94105, telecopy number: (415) 615-6095, Attention: Jeffrey Selman; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriter.

12.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

13.    Entire Agreement. Other than Section 7 of that certain Engagement Letter entered into by and between the Company and the Representative, which shall remain in effect for a period of six months from the closing, this Agreement represents the entire agreement of the parties and supersedes all prior or contemporaneous written or oral agreements between them concerning the offer and sale of the Shares.

14.    Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

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16.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.    Submission to Jurisdiction. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE PROSPECTUS.

18.    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission and electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

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Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the Representative in accordance with its terms.

Very truly yours,

UPHEALTH, INC.

By:	/s/ Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer

Confirmed as of the date first above-mentioned by the Representative.

OPPENHEIMER & CO. INC.
as the Representative of the several
Underwriters listed on Schedule I

By:	/s/ Michael Margolis
Name:	Michael Margolis R.Ph
Title:	Senior Managing Director,
Co-Head Healthcare Investment Banking

[Signature page to Underwriting Agreement]

SCHEDULE I

Number of Firm Shares
Oppenheimer & Co. Inc.	13,800,000
Northland Securities, Inc.	4,600,000
Lake Street Capital Markets, LLC	4,600,000

Total	23,000,000

Schedule I

SCHEDULE II

1.	The Company is selling 23,000,000 shares of Common Stock.

2.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,450,000 shares of Common Stock.

3.	The public offering price per share of Common Stock shall be $1.75.

Schedule II

SCHEDULE III

Free Writing Prospectuses

None.

Schedule III

SCHEDULE IV

List of Lock-Up Parties

Dr. Chirinjeev Kathuria

Dr. Avi S. Katz

Dr. Raluca Dinu

Dr. Mariya Pylypiv

Neil Miotto

Nathan Locke

Jerome Ringo

Agnès Rey-Giraud

Moshe Bar-Siman-Tov

Dr. Ramesh Balakrishnan

Dr. Alfonso W. Gatmaitan

Dr. Syed Sabahat Azim

Jamey Edwards

Martin S. A. Beck

Schedule IV

Schedule V

List of Subsidiaries

Cloudbreak Health, LLC

Carenection, LLC

Carenection Labs, LLC

Language Access Network, LLC

UpHealth Holdings, Inc.

Thrasys, Inc.

Comprehensive Care Alliance LLC

Behavioral Health Services LLC

BHS Pharmacy LLC

Psych Care Consultants LLC

Reimbursement Solutions LLC

TTC Healthcare, Inc.

Transformations Treatment Center, Inc.

Supportive Healthcare, Inc.

Summit Detox, Inc.

Pinnacle Testing Inc.

Wrigley Healthcare Services Inc.

Freedom Now Inc.

Integrity Way Inc.

Transformations Mending Fences LLC

Olympus Recovery LLC

Innovations Group, Inc.

MedQuest Pharmacy, Inc

Medical Horizons, Inc.

WorldLink Medical, Inc.

Pinnacle Labs, Inc.

Glocal Healthcare Systems Private Limited

FICUS HEALTH-INFRA PRIVATE LIMITED

GHSPL Multispeciality Hospital & Trauma Centre Private

GHSPL AMRO Super Speciality Healthcare LLP

GHSPL BEGUSARAI Healthcare LLP

GHSPL BGLP Super Speciality Healthcare LLP

GHSPL FATEHPUR Super Speciality Healthcare LLP

GHSPL JEYPORE Healthcare LLP

GHSPL SAMBHAV KNJ Healthcare LLP

GHSPL MLD Super Speciality Healthcare LLP

GHSPL MUZF Super Speciality Healthcare LLP

GHSPL SAMBHAV RP Healthcare LLP

GHSPL SAMBHAV BSP Healthcare LLP

GHSPL JAUNPUR Super Speciality Healthcare LLP

GHSPL JSPR Healthcare LLP

GHSPL BEM Healthcare LLP

GHSPL AMBEDKAR SCAN Super Speciality Healthcare LLP

Schedule V

GHSPL ARA Super Speciality Healthcare LLP

GHSPL ASNSL Super Speciality HealthcareLLP

GHSPL FRBD Super Speciality HealthcareLLP

GHSPL MDPR Super Speciality Healthcare LLP

GHSPL SHRNPR Super Speciality HealthcareLLP

GHSPL SJPR Super Speciality HealthcareLLP

GHSPL STP Super Speciality HealthcareLLP

GHSPL SW HealthcareLLP

GHSPL DGHR Super Speciality HealthcareLLP

GHSPL DNBD Super Speciality HealthcareLLP

GHSPL GYA Super Speciality HealthcareLLP

GHSPL PRN Super Speciality Healthcare LLP

GHSPL DARBHANGA Super Speciality HealthcareLLP

GHSPL BALASORE Super Speciality HealthcareLLP

GHSPL BASTI Super Speciality HealthcareLLP

GHSPL VARANASI Super Speciality HealthcareLLP

GHSPL PURI Super Speciality HealthcareLLP

GHSPL CNTA Super Speciality HealthcareLLP

GHSPL JHRSD Super Speciality HealthcareLLP

GHSPL ALIGR Super Speciality HealthcareLLP

GHSPL BHNGAR Super Speciality Healthcare LLP

GHSPL MRBD Super Speciality HealthcareLLP

GHSPL SMBL Super Speciality HealthcareLLP

GHSPL KNPR Super Speciality HealthcareLLP

GHSPL Patna Super Speciality HealthcareLLP

GHSPL Dhubri Super Speciality Healthcare LLP

Schedule V

EXHIBIT A

Form of Lock-up Agreement

            , 2021

Oppenheimer & Co. Inc.

as Representative of the Several Underwriters

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Re: Public Offering of UpHealth, Inc.

Ladies and Gentlemen:

The undersigned, a holder of common stock, par value $0.001 per share (“Common Stock”), or rights to acquire Common Stock, of UpHealth, Inc. (the “Company”), understands that Oppenheimer & Co. Inc. (the “Representative”), as Representative of the several Underwriters, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the underwritten public offering (the “Offering”) by the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of Common Stock (the “Securities”) pursuant to a registration statement on Form S-1.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Offering, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned individual, being an executive officer or director of the Company and by signing this Letter Agreement in his or her personal capacity and not on behalf of the Company, hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, from the date hereof through the period ending 90 days (the “Lock-Up Period”) following the date of the Underwriting Agreement, directly or indirectly, unless otherwise provided herein, (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned on the date hereof or hereafter acquired (the “Lock-Up Securities”) or (2) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Exhibit A

The foregoing paragraph shall not apply to (a) the Lock-Up Securities to be transferred as a bona fide gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms hereof), (b) the transfer of the Lock-Up Securities (1) to any immediate family member (provided that any such recipient agrees in writing to be bound by the terms hereof) or to any trust or other entity formed for estate planning purposes for the direct or indirect benefit of the undersigned or the Immediate Family of the undersigned, (2) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (B) to limited partners, limited liability company members or stockholders of the undersigned (provided that any such transfer in this clause (2) shall not involve a disposition for value), (3) if the undersigned is a trust, to the beneficiary of such trust, (4) by testate succession or intestate succession upon death of the undersigned, (5) by operation of law or by an order of a court or regulatory agency, such as pursuant to a qualified domestic order or in connection with a divorce settlement, (6) pursuant to any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act established prior to the date of this letter agreement (the “Letter Agreement”), or (7) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1)-(6) above; provided, in the case of clauses (1) through (7), that the transferee agrees in writing with the Representative on behalf of the Underwriters and the Company to be bound by the terms of this Letter Agreement, (c) transfers of the undersigned’s Common Stock or Company stock options to the Company, (d) transfers with the prior written consent of the Representative on behalf of the Underwriters, and (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan is required or voluntarily made by or on behalf of the undersigned or the Company. As used herein, “Immediate Family” means spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin.

Notwithstanding the foregoing, and subject to the conditions in this paragraph, the undersigned may also transfer the Lock-Up Securities without the prior written consent of the Representative if any such transfers are made by the undersigned: (i) to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards outstanding as of the date of the preliminary prospectus by the undersigned pursuant to the Company’s equity compensation plans and arrangements; or (ii) pursuant to the conversion or sale of, or an offer to purchase, all or substantially all of the outstanding Common Stock, whether pursuant to a merger, tender offer or otherwise; provided, however, that in the case of any transfer described in clause (i) of this paragraph, it shall be a condition to the transfer that if the undersigned is required to file a report under Section 16(a), the undersigned shall include a statement in such report to the effect that such transfer is being made for tax withholding obligations; and provided further that in the case of any conversion or sale described in clause (ii) of this paragraph, in the event that such transaction is abandoned, the Lock-Up Securities shall remain subject to the restrictions hereunder. Furthermore, the undersigned may sell Common Stock of the Company purchased by the undersigned on the open market following the Offering if and only if (1) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (2) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Lock-Up Securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective within ninety (90) days of the date of this Letter Agreement, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

The undersigned, whether or not participating in the Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Letter Agreement.

This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows.]

Exhibit A

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof (other than New York General Obligations Law § 5-1401).

Very truly yours,

By:
Name:
Title:

Exhibit A

Exhibit 5.1

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, California 94105-2933

October 5, 2021

UpHealth, Inc.

14000 S. Military Trail, Suite 203

Delray, Florida 33484

Re: Registration Statement on Form S-1 (Registration No. 333-259143)

Ladies and Gentlemen:

We are acting as counsel to UpHealth, Inc., a Delaware corporation (the “Company”), in connection with the registration and proposed sale and issuance by the Company of up to 26,450,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), including up to 3,450,000 shares of Common Stock that may be issued pursuant to an over-allotment option granted to the underwriters pursuant to the underwriting agreement, in the form filed as Exhibit 1.1 to the Current Report on Form 8-K of the Company dated October 5, 2021, between the Company and the underwriters named therein (the “Underwriting Agreement”) and identified in the Company’s Registration Statement on Form S-1 (File No. 333-259143), originally filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2021, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).

This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the shares Common Stock.

In connection with this opinion, we have reviewed and relied upon the Registration Statement, the Company’s charter documents, as amended and restated to date, records of the Company’s corporate proceedings in connection with the offering, the executed Underwriting Agreement, and such other documents, records, certificates, memoranda and other instruments as we deemed necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the authenticity and completeness of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the completeness and conformity to the originals of all records, documents, and instruments submitted to us as copies. We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation. We note that the Registration Statement was declared effective at or after 4:00 p.m. Eastern Time on October 4, 2021 (and we have assumed its continued effectiveness through the closing of the Offering), and that the Underwriting Agreement was subsequently executed and delivered by the Company on October 4, 2021.

We express no opinion concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America.

Based upon and subject to the foregoing qualifications, assumptions and limitations, we are of the opinion that following (i) issuance and sale of the Shares pursuant to the terms of the Underwriting Agreement, and (ii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Commission promulgated thereunder (including Item 509 of Regulation S-K).

We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)

Exhibit 99.1

UPHEALTH, INC. ANNOUNCES PRICING OF $40.25 MILLION PUBLIC OFFERING OF COMMON STOCK

DELRAY BEACH, FL, October 4, 2021 — UpHealth, Inc. (NYSE: UPH) (“UpHealth” or the “Company”) today announced the pricing of its previously announced underwritten public offering (the “Offering”) of 23,000,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $1.75 per share. In addition, the underwriters have been granted a 30-day option to purchase up to 3,450,000 additional shares of Common Stock from the Company at the public offering price, less underwriting discounts and commissions. The gross proceeds to the Company from this Offering, prior to deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $40.25 million. The Company intends to use the net proceeds that it will receive from the Offering for working capital and other general corporate purposes, including licenses acquisitions or other strategic growth activities, as well as to repay certain of its current obligations related to its June 2021 business combination, inclusive of debt repayments and forward purchase obligations. The Offering is expected to close on October 7, 2021, subject to customary closing conditions.

Oppenheimer & Co. Inc. is acting as sole book-running manager, and Lake Street Capital Markets, LLC and Northland Capital Markets are acting as co-lead managers for the Offering.

A registration statement on Form S-1 (File No. 333-259143) relating to the Offering was declared effective by the Securities and Exchange Commission (the “SEC”) on October 4, 2021. The Offering is being made only by means of a prospectus forming a part of the effective registration statement. Copies of the final prospectus related to the Offering, when available, may be obtained for free from the SEC’s website at http://www.sec.gov, or alternatively from: Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY, 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About UpHealth, Inc.

UpHealth, Inc. (NYSE:UPH) is a global digital health company that delivers digital-first technology, infrastructure and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth’s clients include global governments, health plans, healthcare providers and community-based organizations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Offering and regarding our management team’s expectations, intentions, plans, prospects or strategies regarding the future. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our management team’s current expectations and beliefs. There can be no assurance that future developments affecting UpHealth will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including regulatory approvals, the ability of UpHealth to continue to meet the NYSE listing standards, product and service acceptance, and that UpHealth will have sufficient capital to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of UpHealth’s filings with the SEC, and in UpHealth’s current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to UpHealth as of the date hereof, and UpHealth assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Media Contacts

Amanda Crane

+1-630-363-3393

amanda.crane@ketchum.com

Investor Contacts

Dr. Mariya Pylypiv

ir@uphealthinc.com

Source: UpHealth, Inc.